                                                                      Exhibit 99






                                   $24,250,000

                           SECURED TERM LOAN AGREEMENT

                                  by and among

                             NET 2 L.P., as Borrower
                       NET 2 PLYMOUTH LLC, as Co-Borrower

                                       and

                     KEYBANK NATIONAL ASSOCIATION, as Lender



                            Dated as of May 19, 2000

                                TABLE OF CONTENTS
SECTION 1.   DEFINITIONS....................................................................................    1

    1.1.     Defined Terms..................................................................................    1

    1.2.     Computation of Time Periods....................................................................    1

    1.3.     Accounting Terms...............................................................................    2

    1.4.     Other Terms....................................................................................    2

SECTION 2.   THE LOAN.......................................................................................    2

    2.1.     Loan Facility..................................................................................    2

    2.2.     Authorized Agents of and Employees of Borrower.................................................    2

    2.3.     Promise to Repay; Evidence of Indebtedness; the Liabilities....................................    3

    2.4.     Joint and Several Liability of Borrower and Co-Borrower........................................    6

    2.5.     Base Rate Tranches/LIBOR Rate Tranches; Selection of Rate Trenches.............................    7

    2.6.     Interest on the Loan and other Liabilities.....................................................    8

    2.7.     Duration and Determination of Interest Period; Determination of Interest Rate;
             Continuation/Conversion of Tranches............................................................    9

    2.8.     Optional Prepayments; Mandatory Prepayments....................................................   10

    2.9.     Computation of Interest and Fees...............................................................   11

    2.10.    Payments.......................................................................................   11

    2.11.    Use of Loan Proceeds...........................................................................   12

    2.12.    Increased Costs................................................................................   13

    2.13.    Change in Law Rendering LIBOR Rate Tranches Unlawful...........................................   14

    2.14.    LIBOR Availability.............................................................................   15

    2.15.    Base Rate Price Adjustment.....................................................................   15

    2.16.    Indemnities....................................................................................   16

    2.17.    Fees...........................................................................................   17

    2.18.    Usury..........................................................................................   17

SECTION 3.   [INTENTIONALLY OMITTED]........................................................................   17

SECTION 4.   REPRESENTATIONS AND WARRANTIES.................................................................   17

    4.1.     Financial Condition............................................................................   17

    4.2.     No Material Adverse Effect.....................................................................   18

    4.3.     Existence; Borrower's, Co-Borrower's and General Partner's Compliance with Law.................   18

    4.4.     Power; Authorization; Enforceable Liabilities..................................................   18

    4.5.     No Legal Bar...................................................................................   18

    4.6.     No Material Litigation.........................................................................   18

    4.7.     No Default.....................................................................................   19

    4.8.     Taxes..........................................................................................   19

    4.9.     Federal Regulations............................................................................   19

    4.10.    ERISA..........................................................................................   19

                                       1
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
    4.11.    Investment Company Act.........................................................................   19

    4.12.    Subsidiaries; Ownership of Capital Stock and Partnership Interests.............................   20

    4.14.    Partnership Agreement, Operating Agreement, Etc................................................   20

    4.15.    Disclosures....................................................................................   20

    4.16.    Real Properties................................................................................   20

    4.17     Brokers' Fees..................................................................................   25

    4.18     Security Interests and Liens...................................................................   25

    4.19     Disregarded Entity Status......................................................................   26

SECTION 5.   CONDITIONS PRECEDENT; REAL PROPERTIES; MORTGAGED PROPERTIES; RELEASES..........................   26

    5.1.     Conditions to Loan.............................................................................   26

    5.2      Due Diligence With Respect to Real Properties/Mortgaged Properties.............................   28

    5.3      Conditions Precedent to Extension..............................................................   29

    5.4      Release of Mortgaged Properties................................................................   30

SECTION 6.   AFFIRMATIVE COVENANTS..........................................................................   32

    6.1.     Financial Statements...........................................................................   32

    6.2.     Certificates; Other Information................................................................   33

    6.3      Punctual Payment...............................................................................   33

    6.4.     Payment of Other Liabilities...................................................................   33

    6.5.     Conduct of Business and Maintenance of Existence...............................................   33

    6.6      Inspection of Property; Books and Records; Discussions.........................................   34

    6.7.     Notices........................................................................................   34

    6.8.     Changes in GAAP................................................................................   35

    6.9.     Maintenance; Insurance; Casualty and Condemnation.  ...........................................   35

    6.10.    Leases.  ......................................................................................   37

    6.11.    Subordination of Payables to Affiliates........................................................   37

    6.12.    Payment of Taxes and Claims....................................................................   37

    6.13.    No Amendments to Certain Documents.............................................................   38

    6.14.    Year 2000......................................................................................   38

    6.15     Real Property Statements.......................................................................   38

    6.16     Intentionally Omitted..........................................................................   38

    6.17     Environmental Compliance; Indemnification......................................................   38

    6.18     Consolidated Status............................................................................   41

SECTION 7.   NEGATIVE COVENANTS.............................................................................   41

    7.1.     Financial Covenants............................................................................   41

    7.2.     Restricted Payments............................................................................   41

    7.3.     Merger; Sale of Assets; Termination and Other Actions..........................................   42

    7.4.     Transactions with Affiliates...................................................................   42

    7.5.     Accounting Changes.............................................................................   42

    7.6.     No Indebtedness or Liens; Negative Pledge as to Missouri Property..............................   42

    7.7.     Fiscal Year....................................................................................   42

                                       2
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
    7.8.     Chief Executive Office.........................................................................   42

    7.9.     Limitations on Certain Activities..............................................................   43

    7.10     Amendments and Modifications of Leases.........................................................   43

    7.11     Prohibitions of Cross-Default..................................................................   43

SECTION 8.   EVENTS OF DEFAULT..............................................................................   43

    8.1.     Events of Default..............................................................................   43

    8.2      Remedies.......................................................................................   44

    8.3.     Annulment of Acceleration......................................................................   45

    8.4.     Cooperation by Borrower and Co-Borrower.  .....................................................   45

SECTION 9.   [INTENTIONALLY OMITTED]........................................................................   45

SECTION 10.  GENERAL........................................................................................   45

    10.1.    Assignments and Participations.................................................................   45

    10.2.    Marshaling; Payments Set Aside.................................................................   47

    10.3     Counterparts; Effectiveness; Inconsistencies...................................................   48

    10.4     Disclaimer by Lender...........................................................................   48

    10.5     Choice of Law..................................................................................   48

    10.6     Submission to Jurisdiction; Waiver of Jury Trial; Etc..........................................   48

    10.7     Notices; Certain Payments......................................................................   49

    10.8     No Waivers; Cumulative Remedies; Entire Agreement; Headings....................................   50

    10.9     Survival.......................................................................................   51

    10.10    Payment of Expenses and Taxes..................................................................   51

    10.11    Further Assurances.............................................................................   51

    10.12    No Brokers.....................................................................................   52

    10.13    Confidentiality................................................................................   52

    10.14    Set-Offs.......................................................................................   52

    10.15    Syndication....................................................................................   52

EXHIBITS

EXHIBIT A -  DEFINITIONS
EXHIBIT B -  FORM OF NOTE
EXHIBIT C -  NOTICE OF RATE TRANCHE SELECTION
EXHIBIT D -  FORM OF NOTICE OF CONTINUATION/CONVERSION
EXHIBIT E -  ORGANIZATIONAL STRUCTURE AND RELATED
             MATTERS
EXHIBIT F -  LEASES
EXHIBIT G -  LIST OF ENVIRONMENTAL REPORTS
EXHIBIT H -  FORM OF SOLVENCY CERTIFICATE
EXHIBIT I -  FORM OF ESTOPPEL/SNDA
EXHIBIT J -  FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT K -  BORROWER REAL PROPERTIES

SCHEDULES

SCHEDULE 2.2 -  RESPONSIBLE OFFICERS CERTIFICATE
SCHEDULE 5.4 -  RELEASE PAYMENT AMOUNT

                           SECURED TERM LOAN AGREEMENT
                            DATED AS OF MAY 19, 2000


      THIS SECURED TERM LOAN AGREEMENT (the "Agreement") is made as of the 19th day of May, 2000, by and among NET 2 L.P., a Delaware limited partnership ("Borrower"), NET 2 PLYMOUTH LLC, a Delaware limited liability company ("Co-Borrower") and KEYBANK NATIONAL ASSOCIATION, a national banking association ("Lender").

                              W I T N E S S E T H:

      WHEREAS, Borrower and Co-Borrower desire to obtain a secured term loan from Lender in the principal amount of Twenty-Four Million Two Hundred and Fifty Thousand and 00/100 Dollars ($24,250,000.00) (the "Loan") for the purposes of refinancing certain indebtedness of Borrower owed to Bank of America Commercial Finance Corporation, f/k/a NationsCredit Commercial Corporation, successor to Nations Financial Credit Corporation, and secured by, inter alia, the Borrower Real Properties (defined herein), the acquisition by Co-Borrower of the Co-Borrower Property (defined herein) and acting as a bridge loan for such refinancing and acquisition until Borrower and Co-Borrower secure permanent financing therefor; and

      WHEREAS, Lender is willing, on the terms and conditions hereinafter set forth, to extend the Loan to Borrowers.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      SECTION 1. DEFINITIONS

            1.1. Defined Terms. As used in this Agreement all capitalized terms not otherwise defined shall have the meanings set forth on EXHIBIT A attached hereto and made a part hereof, applicable both to the singular and the plural forms of the terms defined.

            1.2. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such subsequent period, provided that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such

SECURED TERM
LOAN AGREEMENT                         1
period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

            1.3. Accounting Terms. Subject to Section 6.8 of this Agreement, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

            1.4. Other Terms. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.

      SECTION 2. THE LOAN

      2.1. Loan Facility.

            (a) The Loan. Subject to the terms and conditions set forth in this Agreement, Lender hereby agrees to make the Loan in Dollars to Borrowers. Subject to the provisions of this Agreement, Borrowers may repay the Loan or any portion thereof on any day that is a Business Day.

            (b) Maturity Date. All outstanding Liabilities shall be paid in full on the Maturity Date.

            (c) Extension of Maturity Date. If no Default or Event of Default then exists, Borrower may elect to obtain a one (1) year extension of the then-existing Maturity Date one (1) time, by making such request in writing (an "Extension Request") to Lender no later than sixty (60) days prior to the Maturity Date. The Maturity Date shall be extended only if (i) Borrower pays to Lender an extension fee equal to seventy-five one hundredths percent (0.75%) of the then outstanding principal balance of the Loan at the time of delivery of the Extension Request; and (ii) Borrower satisfies the conditions set forth in
Section 5.3 of this Agreement.

      2.2. Authorized Agents of and Employees of Borrower. On the Closing Date and from time to time thereafter, Borrower shall deliver to Lender a certificate substantially in the form of the Responsible Officer's Certificate set forth on
Schedule 2.2 attached hereto and made a part hereof from a Responsible Officer setting forth the names of the employees and agents authorized (a) to request a Base Rate Tranche or LIBOR Rate Tranche pursuant to Section 2.5 of this Agreement, (b) to request a Base Rate Tranche or LIBOR Rate Tranche conversion or continuation pursuant to Section 2.7 of this Agreement or (c) to act for Borrower and Co-Borrower in respect of all other matters relating to the Loan Documents. Co-Borrower hereby expressly acknowledges and agrees that Borrower shall have the absolute right to act on behalf of Co-Borrower, and bind Co-Borrower for all purposes under this Agreement. Co-Borrower hereby waives any right or defense based upon the scope of authority granted by Co-Borrower to

SECURED TERM
LOAN AGREEMENT                         2

Borrower hereunder. Lender shall be entitled to rely conclusively on such Borrower's employees' or agents' authority until Lender receives written notice to the contrary. Lender shall have no duty to verify the authenticity of the signature appearing on any written document. Lender shall not incur any liability to Borrower, Co-Borrower or any other Person in acting upon any telephonic or facsimile notice referred to above which Lender believes to have been given by a person duly authorized to act on behalf of Borrower or Co-Borrower, and Borrower and Co-Borrower hereby indemnify and hold harmless Lender from any loss or expense Lenders might incur in acting in good faith as provided in this Section 2.2.

      2.3. Promise to Repay; Evidence of Indebtedness; the Liabilities.

            (a) Promise to Repay. Borrowers hereby, jointly and severally, agree to pay when due the principal amount of the Loan, and further agree to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Note. Borrowers shall execute and deliver to Lender on the Closing Date, a promissory note, substantially in the form of EXHIBIT B attached hereto and made a part hereof (such promissory note and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "Note").

            (b) The Liabilities.

                  (i) Upon any Event of Default, Borrowers unconditionally, and jointly and severally, promise to pay to Lender such amounts as are necessary to cure the Event of Default or, at the option of Lender as provided in Section 8.2 of this Agreement, Borrowers agree, jointly and severally, to pay the outstanding Liabilities in full.

                  (ii) The Liabilities are unconditional except as expressly set forth herein, and Borrowers agree that Lender, upon the occurrence of an Event of Default, shall not be required to assert any claim or cause of action against either of Borrowers (or any other Person obligated to repay the Liabilities) before asserting any claim or cause of action against either of the Borrowers under this Agreement. Each of the Borrowers further agrees that Lender shall not be required to pursue or foreclose on any Collateral that it may receive from either of Borrowers as security for any of the Liabilities before making a claim or asserting a cause of action against either of the Borrowers or any other Collateral under this Agreement.

                  (iii) Lender's failure to perfect (by recording or otherwise), protect, secure or insure any security interest or lien in any Collateral given as security for the Liabilities or any other collateral now or hereafter securing all or any part of the Liabilities shall not release Borrower or Co-Borrower from its liabilities and obligations under this Agreement.

                  (iv) Except as otherwise expressly provided herein or in the Loan Documents, presentment, protest, demand, and notice of protest and demand, and notice of

SECURED TERM
LOAN AGREEMENT                         3
receipt of any and all Collateral, and of the exercise of possessory remedies or foreclosure on any and all Collateral received by Lender from Borrower or Co-Borrower are hereby waived.

                  (v) No Liabilities of Borrower or Co-Borrower under this Agreement shall be affected, modified or impaired by the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangements, composition with creditors or readjustment of, or other similar proceedings affecting either Borrower or Co-Borrower, or any of the assets belonging to any of them, nor shall this Agreement be affected, modified or impaired by the invalidity of the Note or any of the other Loan Documents.

                  (vi) Without notice to Co-Borrower and without the consent of Co-Borrower, Lender may:

                        (a) grant Borrower extensions of the time for payment of
                  the Liabilities or any part thereof;

                        (b) renew any of the Liabilities;

                        (c) grant Borrower extensions of time for performance of
                  agreements or other indulgences;

                        (d) at any time release any Collateral, or any mortgage,
                  deed of trust or security interest in any Collateral, that may hereafter secure any of the Liabilities;

                        (e) compromise, settle, release or terminate any or all
                  of the obligations, covenants or agreements of Borrower under the Note or other Loan Documents; and

                        (f) at any time partially or entirely release either
                  Borrower from the Liabilities.

                  (vii) Without notice to Borrower and without the consent of Borrower, Lender may:

                        (a) grant Co-Borrower extensions of the time for payment
                  of the Liabilities or any part thereof;

                        (b) renew any of the Liabilities;

SECURED TERM
LOAN AGREEMENT                         4

                        (c) grant Co-Borrower extensions of time for performance
                  of agreements or other indulgences;

                        (d) at any time release any Collateral, or any mortgage,
                  deed of trust or security interest in any Collateral, that may hereafter secure any of the Liabilities;

                        (e) compromise, settle, release or terminate any or all
                  of the obligations, covenants or agreements of Co-Borrower under the Note or other Loan Documents; and

                        (f) at any time partially or entirely release
                  Co-Borrower from the Liabilities.

                  (viii) This Agreement shall continue to be effective, or be reinstated, as the case may be, if at time any whole or partial payment or performance of any Liabilities is or is sought to be rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or Co-Borrower upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or Co-Borrower or for any substantial part of its property, or otherwise, all as though such payments and performance had not been made, in any case to the extent of the performance rescinded or payments restored or returned. This Agreement and the Liabilities hereunder shall not be affected in any way by the transfer or other disposition of any Collateral granted to Lender whether by deed, operation of law or otherwise.

                  (ix) Notwithstanding any provision contained in this Agreement or any Loan Document to the contrary, in the event of any bankruptcy or insolvency proceeding involving Borrower or Co-Borrower or in the event of any challenge to the full enforceability of all or any of the Loan Documents by any creditor of Borrower or Co-Borrower or a trustee, receiver or debtor-in-possession of, for or in respect of Borrower or Co-Borrower the liability of Borrower or Co-Borrower under the Loan Documents shall be limited to the lesser of the following amounts minus, in either case, One Dollar ($1.00):

                        (a) the lowest amount which would render Borrower's or
                  Co-Borrower's undertakings under the Loan Documents a fraudulent conveyance under the laws of the State of Ohio or other similar or analogous law or statute of the state having jurisdiction over the subject matter; or

                        (b) the lowest amount which would render Borrower's or
                  Co-Borrower's undertakings under the Loan Documents a fraudulent transfer under Section 548 of the Bankruptcy Code of 1978, as amended.

SECURED TERM
LOAN AGREEMENT                         5

      Section 2.3(e) (ix) of this Agreement shall control every other provision of the Loan Documents except, however, this provision shall not be construed to prohibit a valuation of the assets of Borrower or Co-Borrower for an amount exceeding (a) or (b) above, minus $1.00, at a date subsequent to the date hereof, whereupon the individual liability of Borrower or Co-Borrower under the Loan Documents shall increase with the value of such assets up to a maximum of Twenty-Four Million Two Hundred and Fifty and 00/100 Dollars ($24,250,000.00).

      2.4. Joint and Several Liability of Borrower and Co-Borrower.

            (a) Borrower and Co-Borrower are accepting joint and several liability hereunder and under the other Loan Documents, without preference or distinction, irrevocably and unconditionally and not merely as a surety but also as a co-debtor, in consideration of the financial accommodations to be provided by Lender under this Agreement, for the mutual benefit, directly and indirectly, of Borrower and Co-Borrower and in consideration of the undertakings of each of Borrower and Co-Borrower to accept joint and several liability for the Liabilities.

            (b) If and to the extent that Borrower or Co-Borrower shall fail to make any payment with respect to any of the Liabilities as and when due or to perform any of the Liabilities in accordance with the terms of the Loan Documents to which it is a party, then in each such event, subject to the grace periods set forth therein, Borrower and Co-Borrower will make such payment with respect to, or perform, such Liabilities.

            (c) The Liabilities of Borrower and Co-Borrower under the provisions of this Section 2.4 constitute full recourse Liabilities of each of them enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever other than repayment or other discharge of such Liabilities.

            (d) Except as otherwise expressly provided in this Agreement or the other Loan Documents, Borrower and Co-Borrower each hereby waives notice of acceptance of its joint and several liability, notice of any action at any time taken or omitted by Lender under or in respect of any of the Liabilities, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. Except as otherwise expressly provided in this Agreement or the other Loan Documents, Borrower and Co-Borrower each hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Liabilities, the acceptance of any payment of any of the Liabilities, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Lender at any time or times in respect of any default by Borrower or Co-Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement or any of the other Loan Documents, any and all other indulgences whatsoever by

SECURED TERM
LOAN AGREEMENT                         6

Lender in respect of any of the Liabilities, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Liabilities or the addition, substitution or release, in whole or in part, of Borrower or Co-Borrower. Without limiting the generality of the foregoing, Borrower and Co-Borrower assent to any other action or delay in acting or failure to act on the part of Lender with respect to the failure by Borrower or Co-Borrower to comply with any of its respective Liabilities, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.4, afford grounds for terminating, discharging or relieving Borrower and Co-Borrower, in whole or in part, from any of its Liabilities under this Section 2.4, it being the intention of Borrower and Co-Borrower that, so long as any of the Liabilities remain unsatisfied, the Liabilities under this Section 2.4 shall not be discharged except by performance and then only to the extent of such performance. The Liabilities under this Section 2.4 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, re-construction or similar proceeding with respect to Borrower, Co-Borrower or Lender. The joint and several liability of each of Borrower and Co-Borrower hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of Borrower, Co-Borrower or Lender.

            (e) The provisions of this Section 2.4 are made for the benefit of Lender and its permitted successors and assigns, and may be enforced against Borrower or Co-Borrower as often as occasion therefor may arise and without requirement on the part of Lender first to marshal any claims or to exercise any rights against either Borrower or Co-Borrower or to exhaust any remedies available to it against either Borrower or Co-Borrower or to resort to any other source or means of obtaining payment of any of the Liabilities hereunder or to elect any other remedy. The provisions of this Section 2.4 shall remain in effect until all of the Liabilities shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Liabilities, is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower, Co-Borrower or otherwise, the provisions of this Section 2.4 will forthwith be reinstated in effect, as though such payment had not been made.

      2.5. Base Rate Tranches/LIBOR Rate Tranches; Selection of Rate Trenches. Borrower shall have the right, from time to time in accordance with this Section 2.5, to divide the principal amount of the Loan into Base Rate Tranches or LIBOR Rate Tranches. Borrower shall exercise its rights under this Section 2.5(a) by providing to Lender a Notice of Rate Tranche Selection substantially in the form of EXHIBIT C attached hereto and made a part hereof not less than two (2) Business Days prior to (i) the Closing Date, (ii) each Interest Rate Determination Date for LIBOR Rate Tranches and (iii) any date on which Borrower desires to have all or a portion of the principal of the Loan that is part of a Base Rate Tranche to become a LIBOR Rate Tranche. Each Base Rate Tranche and LIBOR Rate Tranche shall be in a minimum amount of One Million and 00/100 Dollars ($1,000,000.00) and in integral multiples of One Hundred Thousand and 00/100

SECURED TERM
LOAN AGREEMENT                         7

Dollars($100,000.00) in excess of that amount. Borrower and Co-Borrower agree that at no time shall there be more than (a) three (3) Interest Periods outstanding at any time for LIBOR Rate Tranches and (b) one (1) Interest Period outstanding at any time for Base Rate Tranches. Borrower shall have the right to continue and/or convert Base Rate Tranches and LIBOR Rate Tranches pursuant to the procedures set forth in Section 2.7 of this Agreement.

      2.6. Interest on the Loan and other Liabilities.

            (a) Interest. The Loan and the outstanding principal balance of all other Liabilities shall bear interest on the unpaid principal amount thereof from the Closing Date and the date such other Liabilities are due and payable until paid in full but excluding the date of repayment (whether by acceleration or otherwise), at the interest rates specified as follows (the "Applicable Rate"):

                  (i) in the case of a LIBOR Rate Tranche, at an interest rate per annum equal to the LIBOR Rate for the Interest Period selected by Borrower for such LIBOR Rate Tranche, plus the Applicable Margin; and

                  (ii) in the case of a Base Rate Tranche or any other
            Liabilities, at an interest rate per annum equal to the Base Rate in effect from time to time, plus the Applicable Margin.

            (b) Interest Payments. Interest accrued on the Loan shall be payable in arrears (i) on each Interest Payment Date, (ii) upon the payment or prepayment thereof in full or in part and (iii) if not previously paid in full (whether by acceleration or otherwise), then on the Maturity Date.

            (c) Late Charge; Default Interest. If any payment of principal or interest on the Loan or any other Liabilities becoming due hereunder or under any of the Loan Documents is not made within five (5) days of the date such payment is due, Borrower and Co-Borrower shall be subject to a late charge of five percent (5%) of the amount of such payment. Subsequent waivers during the term of the Loan shall be at Lender's discretion. Upon the occurrence and during the continuance of an Event of Default, Borrower and Co-Borrower shall pay interest (to the extent permitted by law in the case of interest on overdue interest) on such defaulted amount accruing from and including the date of such Event of Default up to but excluding the date of actual payment (after as well as before judgment) at a rate per annum which is the sum of (i) four percent (4%) plus (ii) the highest Applicable Rate then applicable to any Base Rate Tranche or LIBOR Rate Tranche. All payments due under this Section 2.6(c) shall be payable upon demand.

SECURED TERM
LOAN AGREEMENT                         8

      2.7. Duration and Determination of Interest Period; Determination of Interest Rate; Continuation/Conversion of Tranches.

            (a) Duration and Determination of Interest Period. Each Notice of Rate Tranche Selection delivered pursuant to Section 2.5(a) of this Agreement (with respect to a LIBOR Rate Tranche) and each Notice of Continuation/Conversion delivered pursuant to Section 2.7(c)(ii) of this Agreement (with respect to a conversion into or continuation of LIBOR Rate Tranche) shall designate an Interest Period, provided, that no more than three
(3) Interest Periods shall be in effect at any one time for any LIBOR Rate Tranches and one (1) Interest Period outstanding at any time for Base Rate Tranches or any combination thereof.

            (b) Determination of Interest Rate. As soon as practicable on the second Business Day prior to the first day of each Interest Period in the case of a LIBOR Rate Tranche (the "Interest Rate Determination Date"), Lender shall determine (pursuant to the procedures set forth in the definition of LIBOR Base in the case of a LIBOR Rate Tranche) the interest rate which shall apply to the Base Rate Tranche or LIBOR Rate Tranche for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower. Lender's determination shall be presumed to be correct, absent manifest error, and shall be binding upon Borrowers. Any failure by Lender to take into account any reserve percentage when calculating interest due on LIBOR Rate Tranche shall not constitute, whether by course of dealing or otherwise, waiver by Lender of its right to collect such amount for any future period.

            (c) Conversion/Continuation of Tranches.

                  (i) Subject to the provisions of Sections 2.14 and 2.15 of this Agreement, Borrower shall have the option (A) to convert at any time all or any part of outstanding Base Rate Tranches to LIBOR Rate Tranches, (B) to convert all or any part of outstanding LIBOR Rate Tranches having Interest Periods which expire on the same date to Base Rate Tranches on such expiration date or (C) to continue all or any part of outstanding LIBOR Rate Tranches having Interest Periods which expire on the same date as LIBOR Rate Tranches, and the succeeding Interest Period of such continued LIBOR Rate Tranches shall commence on such expiration date; provided, however, no such outstanding LIBOR Rate Tranches may be continued as, or be converted into, a LIBOR Rate Tranche
(X) if the continuation of, or the conversion into, would violate any of the provisions of Section 2.14 or 2.15 of this Agreement or (Y) if a Default or Event of Default would occur as a result thereof or has occurred and is continuing. Any conversion into or continuation of LIBOR Rate Tranches under this Section 2.7(c) shall be in a minimum amount of One Million and 00/100 Dollars ($1,000,000.00) and in integral multiples of Fifty Thousand and 00/100 Dollars ($50,000.00) in excess of that amount.

SECURED TERM
LOAN AGREEMENT                         9

                  (ii) To convert or continue a Base Rate Tranche or LIBOR Rate Tranche, Borrower shall deliver a Notice of Continuation/Conversion substantially in the form of EXHIBIT D attached hereto and made a part hereof to Lender no later than 10:00 A.M. (Cleveland, Ohio time) at least three (3) Business Days in advance of the proposed continuation/conversion date in the case of a conversion to, or a continuation of, LIBOR Rate Tranches or at least one (1) Business Day in advance of the proposed continuation/conversion date in the case of a conversion to a Base Rate Tranche. A Notice of Continuation/Conversion shall specify (A) the proposed continuation/conversion date (which shall be a Business Day), (B) the principal amount of the Base Rate Tranches and LIBOR Rate Tranches to be continued/converted, (C) whether such Base Rate Tranche or LIBOR Rate Tranche shall be converted and/or continued (D) in the case of a continuation of, or conversion to, a LIBOR Rate Tranche, the requested Interest Period and (E) that no Default or Event of Default has occurred and is continuing or would result from the proposed continuation/conversion.

      Except as otherwise provided in Sections 2.14 and 2.15, a Notice of Rate Tranche Selection and a Notice of Continuation/Conversion shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower and Co-Borrower shall be bound to effect a continuation and/or conversion (as applicable) in accordance therewith.

      If Borrower fails to give a valid Notice of Continuation/Conversion in respect of any portion of a LIBOR Rate Tranche which is not repaid in accordance with the terms hereof at the end of the relevant Interest Period, such portion shall be converted automatically into a Base Rate Tranche; provided that if Borrower subsequently gives a valid Notice of Continuation/Conversion in respect of such Base Rate Tranche, it shall be converted into a LIBOR Rate Tranche in accordance with the requirements for a continuation/conversion under this
Section 2.7.

      2.8. Optional Prepayments; Mandatory Prepayments.

            (a) Subject to Section 2.7(c) of this Agreement, Borrower may, at its option, prepay any LIBOR Rate Tranche on (i) the last day of the applicable Interest Period, in whole or in part, without premium or penalty or additional cost or expense, or (ii) any other time subject to the indemnification obligations contained in Section 2.16 of this Agreement; upon, in each case, at least three (3) Business Days' prior written notice to Lender, specifying the amount of prepayment. Base Rate Tranches may be prepaid without premium or penalty or additional cost or expense at any time. Each notice of prepayment pursuant to this clause (a) shall be irrevocable and the payment amount specified in such notice shall be due and payable on the date specified, together with accrued interest to such date on the Base Rate Tranches or LIBOR Rate Tranches being prepaid and all amounts (if any) payable pursuant to Section
2.17 of this Agreement. Partial prepayments of the Base Rate Tranche or LIBOR Rate Tranche being prepaid pursuant to this clause (a) shall be in an aggregate principal amount of One Hundred Thousand and 00/100

SECURED TERM
LOAN AGREEMENT                         10

Dollars ($100,000.00) or an integral multiple thereof (or such lesser amount as fully repays the LIBOR Rate Tranche in question).

            (b) The Loan shall be subject to certain mandatory repricing pursuant to and upon the occurrence of the events described in the provisions of Sections 2.14 and 2.15.

            (c) Subject to the provisions of Section 2.10 of this Agreement, Borrower may designate the application of any prepayments to be applied to principal on the Loan to the LIBOR Rate Tranches or the Base Rate Tranche as it may select, provided that if Borrower does not designate such application, such prepayments shall be applied (i) first to the outstanding Base Rate Tranche, and
(ii) second to outstanding LIBOR Rate Tranches.

      2.9. Computation of Interest and Fees. Interest, fees and other amounts calculated on the basis of a rate per annum shall be computed on the basis of a three hundred sixty (360)-day year for the actual number of days elapsed. In computing interest on the outstanding principal balance of the Loan or any Liabilities, the date of the making of the Loan or the first day of an Interest Period or the date the Liabilities are incurred, as the case may be, shall be included and the date of payment or the expiration date of an Interest Period, as the case may be, shall be excluded.

      2.10. Payments.

            (a) Manner and Time of Payment. All payments of principal of and interest on the Loan and other Liabilities (including, without limitation, fees and expenses) which are payable to Lender shall be made without condition or reservation of right, in immediately available funds, delivered to Lender not later than 1:00 P.M. (Cleveland, Ohio time) on the date and at the place due, to such account of Lender as it may designate, for the account of Lender, as the case may be and funds received by Lender not later than 1:00 P.M. (Cleveland, Ohio time) on any given Business Day shall be credited against payment to be made that day, and, for purposes of calculation of interest, funds received by Lender after that time shall be deemed to have been paid on the next succeeding Business Day.

            (b) Apportionment of Payments. (i) Subject to the provisions of
Section 2.10(b)(ii) of this Agreement, all payments and any other amounts received by Lender from or for the benefit of Borrower or Co-Borrower shall be applied in the following order:

                        (A) to pay all Liabilities then due and payable; and

                        (B) as Borrower so designates.

                  (ii) After the occurrence of an Event of Default and while the same is continuing, Lender shall apply all payments in respect of any Liabilities in the following order:

SECURED TERM
LOAN AGREEMENT                         11

                        (A) first, to pay Liabilities in respect of any
                  reasonable fees, expense reimbursements or indemnities then due to Lender;

                        (B) second, to pay interest due on the Loan;

                        (C) third, to the payment or prepayment of principal
                  outstanding on Loan; and

                        (D) fourth, to the ratable payment of all other
                  Liabilities.

                  (iii) Lender, in its sole discretion and subject only to the terms of this Section 2.10(b)(iii), may pay from the proceeds of the Loan if made pursuant to a deemed request as provided in this Section 2.10(b)(iii) all amounts payable by Borrower or Co-Borrower hereunder, including, without limitation, amounts payable with respect to payments of principal, interest and fees and all reimbursements for expenses pursuant to Section 10.10 of this Agreement, after the occurrence and during the continuance of an Event of Default with respect to nonpayment of such amounts. Borrower and Co-Borrower hereby irrevocably authorize Lender to disburse Loan proceeds upon notice from Lender as described in the following sentence for the purpose of paying principal, interest and fees due from Borrower or Co-Borrower, reimbursing expenses pursuant to Section 10.10 of this Agreement and paying any and all other amounts due and payable by Borrower or Co-Borrower hereunder, under the Note or under any other Loan Document, from and after the occurrence and during the continuance of an Event of Default with respect to nonpayment of such amounts, and agrees that all such amounts so disbursed shall be deemed to be part of the Loan as of the date of the aforementioned notice. Any disbursements made under this Section 2.10(b)(iii) shall cure the Event of Default for which such disbursements were advanced to the extent such Event of Default can be cured by the payment of money and the making of such disbursements does not create a Default or Event of Default.

            (c) Payments on Non-Business Days. Whenever any payment to be made by Borrower hereunder or under the Note is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day (or, as set forth in Section 2.6(b) of this Agreement, the next preceding Business Day), and any such extension of time shall be included in the computation of the payment of interest and fees hereunder.

      2.11. Use of Loan Proceeds. Except for any amounts advanced by Lender under Section 2.10(b)(iii) of this Agreement, the proceeds of the Loan issued for the account of Borrower hereunder shall be used to refinance certain indebtedness of Borrower owed to Nations Financial Capital Corporation and secured by, inter alia, the Borrower Real Properties, the acquisition by Co-Borrower of the Co-Borrower Property and as a bridge loan for such refinancing and acquisition.

SECURED TERM
LOAN AGREEMENT                         12

      2.12. Increased Costs.

            (a) If any change in "existing law or future applicable law", which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to Lender by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (i) subject Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the Loan Documents or the Loan (other than Excluded Taxes); or

                  (ii) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to Lender of the principal of or the interest on the Loan or any other amounts payable to Lender under this Agreement or the other Loan Documents; or

                  (iii) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of Lender; or

                  (iv) impose on any party any other conditions or requirements with respect to this Agreement, the Loan Documents, the Loan or any class of loans or commitments of which the Loan forms a part;

and the result of any of the events or occurrences described in (a)(i) through
(iv) above is:

                        (A) to increase the cost to Lender of making, funding,
                  issuing, renewing, extending or maintaining the Loan; or

                        (B) to reduce the amount of principal, interest or other
                  amount payable to Lender hereunder on account of the Loan; or

                        (C) to require Lender to make any payment or to forego
                  any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by Lender from Borrower or Co-Borrower hereunder;

SECURED TERM
LOAN AGREEMENT                         13
then, and in each such case, Borrower or Co-Borrower will, within thirty (30) days after written demand made by Lender at any time and from time to time and as often as the occasion therefor may arise, pay to Lender, such additional amounts as Lender shall determine in good faith will be sufficient to compensate Lender for such additional cost, reduction, payment or foregone interest or other sum. It is agreed that Lender shall make a reasonable allocation of such additional costs, reductions, payments or foregone interest amounts or other sums among the Loan made hereunder and loans to other customers affected thereby; shall treat Borrower and Co-Borrower hereunder in a manner substantially the same as its treatment of its other customers under other loan facilities affected thereby and shall notify Borrower of any such event as soon as reasonably possible after Lender's discovery thereof.

            (b) If any change in existing law or future applicable law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by banks or bank holding companies and as a result thereof Lender determines in good faith that the amount of capital required to be maintained by it must be increased as a result of the Loan, then Lender may notify Borrower of such fact as soon as reasonably possible after the discovery thereof, and Borrower and Co-Borrower shall pay to Lender from time to time within thirty (30) days after written demand, as an additional fee payable hereunder, such amount as Lender shall determine in good faith and certify in a notice to Borrower to be an amount that will adequately compensate Lender in light of these circumstances for its increased costs of maintaining such capital.


      2.13. Change in Law Rendering LIBOR Rate Tranches Unlawful. Notwithstanding anything to the contrary herein contained, in the event that any Requirements of Law or any change in any existing Requirements of Law or in the interpretation thereof by any Governmental Authority charged with the administration thereof, in any case adopted, issued or effective after the date hereof, shall make it unlawful for Lender to fund any portion of the LIBOR Rate Tranches or to give effect to its obligations as contemplated hereby with respect to its making LIBOR Rate Tranches, Lender shall, upon the happening of such event, notify Borrower thereof in writing stating the reason therefor and the effective date of such event, and upon the effectiveness of any such event the obligation of Lender to make or maintain its LIBOR Rate Tranches to Borrower and Co-Borrower shall forthwith be suspended for the duration of such illegality and during such illegality Lender shall, upon payment of any amounts owing under
Section 2.16 of this Agreement with respect to such conversion, convert its share of the LIBOR Rate Tranches to (upon effectiveness of any such event and during the continuance of such event) Base Rate Tranches. If and when such illegality with respect thereto ceases to exist, such suspension shall cease and Lender shall notify Borrower that the Base Rate Tranche into which such share of the LIBOR Rate Tranches was converted pursuant to this Section 2.13 was converted to a LIBOR Rate Tranche, respectively, on the first day of the next succeeding Interest Period.

SECURED TERM
LOAN AGREEMENT                         14

      2.14. LIBOR Availability. In the event, and on each occasion, that on the Business Day two (2) Business Days prior to the commencement of any Interest Period for the LIBOR Rate Tranches, Lender shall have determined in good faith (which determination shall, in the absence of manifest error, be conclusive and binding upon Borrower) that U.S. Dollar deposits in the amount of the principal amount of the LIBOR Rate Tranches which is to have such Interest Period are not generally available in the London interbank market, or that the rate at which such U.S. Dollar deposits are being offered will not accurately reflect the cost to Lender making or funding such principal amount of such LIBOR Rate Tranches during such Interest Period, or that reasonable means do not exist for ascertaining the LIBOR Rate, Lender shall, as soon as practicable thereafter, give written or telephonic notice of such determination to Borrower and (i) such principal amount of such LIBOR Rate Tranches shall automatically be converted, as of the last day of the Interest Period during which such determination is made, to Base Rate Tranches and (ii) any request by Borrower for such LIBOR Rate Tranches pursuant to Section 2.5 of this Agreement shall thereupon, and until the circumstances giving rise to such notice no longer exist (as notified by Lender to Borrower) be deemed a request for the making of Base Rate Tranches. If at any time Lender shall have determined in good faith (which determination shall, in the absence of manifest error, be conclusive and binding upon Borrower) that any contingency has occurred which adversely affects the London interbank market or that any Requirement of Law or any change in any existing Requirement of Law or in the interpretation thereof, in any case adopted, issued or effective after the date hereof, or other circumstance affecting Lender or the London interbank market makes the funding of the LIBOR Rate Tranches impracticable, Lender shall, as soon as practicable thereafter, give written or telephonic notice of such determination to Borrower and (i) the LIBOR Rate Tranches shall automatically be converted, as of the last day of each Interest Period during which such determination is made and in each case in respect of the principal amount of the LIBOR Rate Tranches having an Interest Period ending on such date, to Base Rate Tranche and (ii) any request by Borrower for the LIBOR Rate Tranches pursuant to Section 2.5 of this Agreement shall thereupon, and until the circumstances giving rise to such notice no longer exist (as notified by Lender to Borrower), be deemed a request for the making of Base Rate Tranches. Upon such circumstances no longer existing, Borrower may thereafter request LIBOR Rate Tranches in accordance with the terms hereof.

      2.15. Base Rate Price Adjustment. Borrower acknowledges that prepayment or acceleration of an LIBOR Rate Tranche during an Interest Period will result in Lender incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. (For all purposes of this Section 2.15, any Loan not being made as an LIBOR Rate Tranche in accordance with the Notice of Borrowing therefor, as a result of Borrower's cancellation thereof or failure to satisfy the conditions precedent thereto, shall be treated as if such LIBOR Rate Tranche had been prepaid.) Therefore, on the date an LIBOR Rate Tranche is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise (a "Price Adjustment Date"), Borrower will pay to Lender, (in addition to all other sums then owing), an amount (the "Base Rate Price Adjustment") equal to the then present value of (i) the amount of interest that would have

SECURED TERM
LOAN AGREEMENT                         15
accrued on the LIBOR Rate Tranche for the remainder of the Interest Period at the rate applicable to such LIBOR Rate Tranche, less (ii) the amount of interest that would accrue on the same LIBOR Rate Tranche for the same period if the LIBOR Rate were set on the Price Adjustment Date. The present value shall be calculated by using as a discount rate the LIBOR Rate quoted on the Price Adjustment Date. Upon the written notice to Borrower from Lender, Borrower shall immediately pay to Lender, the Base Rate Price Adjustment as calculated by Lender. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of error, be conclusive and binding on Borrower.

            (b) Borrower understands, agrees and acknowledges the following: (i) Lender has no obligation to purchase, sell and/or match funds in connection with the use of the LIBOR Rate as a basis for calculating the rate of interest on a LIBOR Loan or a Base Rate Price Adjustment; (ii) the LIBOR Rate is used merely as a reference in determining such rate and/or Base Rate Price Adjustment; and
(iii) Borrower has accepted the LIBOR Rate as a reasonable and fair basis for calculating such rate and a Base Rate Price Adjustment. Borrower further agrees to pay the Base Rate Price Adjustment and Lender's federal, state and local net income and gross receipts taxes, if any, whether or not Lender elects to purchase, sell and/or match funds.

      2.16. Indemnities. Borrower and Co-Borrower hereby jointly and severally agree to indemnify Lender on demand against any actual loss or expense (including but not limited to any loss or expense sustained or incurred in liquidating or employing or redeploying deposits from third parties acquired to effect or maintain the Loan or any portion thereof other than loss of profit or margin) and reasonable administrative costs which any Lender or its branch or Affiliate may sustain or incur as a consequence of (a) any default in payment or prepayment of the principal amount of the Loan or any portion thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of payment or prepayment, or otherwise), (b) the effect of the occurrence of any Event of Default upon the Loan, (c) the payment or prepayment of any principal amount of the Loan or the conversion of any portion of any LIBOR Rate Tranche to Base Rate Tranches on any day other than the last day of an Interest Period or the payment of any interest on such Tranche, or portion thereof, on a day other than an Interest Payment Date for the Loan or
(d) any failure of Borrower to accept or make a Borrowing of the Loan or continue or convert a Loan after delivery of a Notice of Borrowing or, as the case may be, a notice requesting a continuation or conversion under Section 2.7(c) of this Agreement or any failure by Borrower to satisfy any of the conditions precedent to the making of the Loan hereunder after it has requested the borrowing thereof (other than any such conditions that are waived in accordance with the provisions hereof). The determination of Lender of any amount payable under this Section 2.16 shall, in the absence of manifest error, be conclusive and binding upon Borrower.

SECURE TERM
LOAN AGREEMENT                         16

      2.17. Fees.

            (a) Commitment Fee. Borrowers agree to pay to Lender on the Closing Date a commitment fee (the "Commitment Fee") equal to One Hundred Eighty-One Thousand Eight Hundred Seventy-five and 00/100 Dollars ($181,875.00).

            (b) Extension Fee. Upon delivery of the Extension Request, as provided in Section 2.1(c) of this Agreement, Borrowers agree to pay Lender an extension fee equal to .75% of the outstanding principal balance of the Loan at the time of delivery of the Extension Request.

            (c) Calculation and Payment of Fees. All fees shall be payable to Lender in immediately available funds and shall be fully earned and nonrefundable when paid. All fees specified or referred to in this Agreement due to Lender, including, without limitation, those referred to in this Section 2.17, shall bear interest at the interest rate specified in Section 2.6(c) of this Agreement upon the occurrence and during the continuance of an Event of Default with respect to the nonpayment thereof and shall constitute Liabilities.

      2.18. Usury. If the rate of interest payable by Borrowers under this Agreement, the Note or the other Loan Documents shall be or become usurious or otherwise unlawful under laws applicable thereto, the interest rate shall be reduced to the maximum lawful rate and any amount paid by Borrowers in excess of the maximum lawful rate shall be considered a payment in reduction of principal or, at the sole election of Lender, shall be returned to the payor.

      SECTION 3. [INTENTIONALLY OMITTED]


      SECTION 4. REPRESENTATIONS AND WARRANTIES

      In order to induce Lender to enter into this Agreement and to make the Loan herein provided for, Borrower and Co-Borrower hereby covenant, represent and warrant to Lender that:

      4.1. Financial Condition. The consolidated balance sheet of Borrower as of December 31, 1999 and the related statements of income, stockholders' equity and cash flows for the fiscal year ended on such dates, certified by KPMG Peat Marwick, copies of which have heretofore been furnished to Lender, are complete and correct and present fairly the financial condition and performance of Borrower as at such dates and fiscal periods. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Borrower does not have any material Contingent Obligation, contingent liabilities or liability for taxes, long-term leases or unusual forward or long-term commitments, which is not reflected in the foregoing statements or in the notes thereto.

SECURE TERM
LOAN AGREEMENT                         17

      4.2. No Material Adverse Effect. Since the date of the most recent financial statements delivered to Lender there has been no Material Adverse Effect, and no event has occurred and no condition exists which could reasonably be expected to have a Material Adverse Effect on Borrower or Co-Borrower

      4.3. Existence; Borrower's, Co-Borrower's and General Partner's Compliance with Law. Borrower is a limited partnership validly existing and in good standing under the laws of the State of Delaware. Co-Borrower is a duly organized limited liability company and validly existing under the laws of the State of Delaware. General Partner is a limited partnership validly existing and in good standing under the laws of the State of Delaware. Each of Borrower, Co-Borrower and General Partner (a) has full power and authority and the legal right to own and lease its property and to conduct the business in which it is currently engaged, (b) is duly qualified or licensed and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business require such qualification and (c) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith is not reasonably likely to have a Material Adverse Effect on it.

      4.4. Power; Authorization; Enforceable Liabilities. Each of Borrower, Co-Borrower and General Partner has the power and authority and the legal right to execute, deliver and perform each of the Loan Documents to which it is a party (or is executing) and to borrow hereunder and has taken all necessary action to authorize the Loan hereunder on the terms and conditions of the Loan Documents and to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party (or is executing). No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority is required to be made or obtained by Borrower, Co-Borrower or General Partner in connection with the Loan hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents. The Agreement has been, and each Loan Document will be, duly executed and delivered on behalf of Borrower and Co-Borrower, and this Agreement constitutes, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of Borrower and Co-Borrower enforceable against it in accordance with its terms subject to the effect of bankruptcy, reorganization, insolvency and similar laws and general principles of equity.

      4.5. No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents will not violate any Requirement of Law or any Contractual Obligation of Borrower, Co-Borrower or General Partner and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens for the benefit of Lender expressly contemplated by this Agreement and the other Loan Documents.

      4.6. No Material Litigation. Neither the Borrower nor Co-Borrower is in violation of any applicable law, which violation has a Material Adverse Effect on the Borrower, Co-Borrower

SECURED TERM
LOAN AGREEMENT                         18
or any of the Real Properties, or subject to or in default with respect to any court order which has a Material Adverse Effect on the Borrower, Co-Borrower or any of the Real Properties. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge and belief of Borrower, Co-Borrower or General Partner, threatened against Borrower, Co-Borrower or General Partner or against any of their properties or revenues (a) with respect to this Agreement or the other Loan Documents, or any of the transactions contemplated hereby or (b) relating to the ownership or the operation of any of Borrower's or Co-Borrower's properties or the conduct of business thereon as presently conducted, which, in the case of
(a) or (b), is reasonably likely to have a Material Adverse Effect.

      4.7. No Default. No Default or Event of Default has occurred and is continuing.

      4.8. Taxes. Each of Borrower, Co-Borrower and General Partner has filed or caused to be filed all tax returns which to its best knowledge and belief are required to be filed, and has paid or caused to be paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of each).

      4.9. Federal Regulations. Neither Borrower, Co-Borrower nor General Partner is engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock"' within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of the Loan hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors. If requested by Lender, Borrower, Co-Borrower and General Partner will furnish to Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U to the foregoing effect.

      4.10. ERISA. Neither Borrower, Co-Borrower, General Partner nor any ERISA Affiliate of the Borrower maintains or contributes to any Plan or Multiemployer Plan.

      4.11. Investment Company Act. Neither Borrower, Co-Borrower nor General Partner is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

SECURED TERM
LOAN AGREEMENT                         19

      4.12. Subsidiaries; Ownership of Capital Stock and Partnership Interests.

            (a) EXHIBIT E attached hereto and made a part hereof (i) contains a diagram indicating the corporate structure of Borrower, Co-Borrower, General Partner, and any Person (other than each limited partner in Borrower holding five percent (5%) or less of the partnership interests) holding a direct or indirect membership or other interest in Borrower, Co-Borrower or General Partner, indicating the percentage and nature of such interest with respect to each Person included in such diagram and (ii) accurately sets forth the correct legal name of such Person, the jurisdiction of its incorporation or organization and the jurisdictions in which it is qualified to transact business as a foreign corporation, or otherwise. Except as shown on EXHIBIT E, neither Borrower, Co-Borrower or General Partner currently holds, and shall not purchase or otherwise acquire or hold any direct or indirect partnership, joint venture or other equity interest in any Person.

            (b) Except for Permitted Indebtedness, neither Borrower nor Co-Borrower has Indebtedness other than the Liabilities. Borrower shall keep and maintain its books and records separate from those of any Affiliate.

      4.14. Partnership Agreement, Operating Agreement, Etc. The organizational documents of Borrower, Co-Borrower and General Partner which have been furnished to Lender are true, correct and complete copies thereof as in effect on the date of this Agreement and will be true, correct and complete in the case of Borrower, Co-Borrower and General Partner when submitted to Lender under Section
5.2 of this Agreement.

      4.15. Disclosures. The financial statements referred to in Section 4.1 of this Agreement do not, nor does this Agreement, the other Loan Documents, or any other written statement furnished by or on behalf of Borrower to Lender in connection with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact or omit a material fact necessary to make the statement contained therein or herein not misleading.

      4.16. Real Properties.

            (a) Each of Borrower and Co-Borrower has good, record, marketable and indefeasible Fee Interest in each Real Property that it owns, and it directly owns one hundred percent (100%) of each such Real Property, in each case free and clear of all Liens and other matters affecting title except for Permitted Exceptions and Customary Permitted Liens, and such other matters not reasonably likely to have, in the aggregate, a Material Adverse Effect. Each Real Property is a single tenant property under a Lease. No Real Property is located in a Special Flood Hazard Area as defined by the National Flood Insurance Program authorized by the National Flood Insurance Act, 42 U.S.C.
Section 4001, et seq., as amended.

SECURED TERM
LOAN AGREEMENT                         20

            (b) The Buildings located on each Real Property are in good operating condition and repair, free of any material structural or engineering defects known to Borrower or Co-Borrower on the date hereof and are suitable for their present uses, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect.

            (c) All water, sewer, gas, electricity, telephone and other utilities serving each Real Property are supplied directly to such Real Property by public utilities and enter such Real Property through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid public easements which inure to Borrower`s and Co-Borrower's benefit subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. All of such utilities are presently installed and operating and are in good and safe condition, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. All material assessments for public improvements that have been made against the Real Properties have been paid or provided for, except that in the case of any assessments that are payable in installments, all installments due as of the date hereof have been paid or provided for, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect.

            (d) Neither Borrower nor Co-Borrower has received notice of any pending, threatened or contemplated condemnation proceeding or similar taking affecting any of the Real Properties, or any portion thereof, or any sale or other disposition of any of the Real Properties or any portion thereof in lieu of condemnation or similar taking, in each case, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect.

            (e) To Borrower's knowledge, all Permits from all Governmental Authorities having jurisdiction over any Real Property or any portion thereof, the absence of which could materially impair the use of any Real Property for the purposes for which it is currently used have been issued and are in full force and effect, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. Neither Borrower nor Co-Borrower has received or been informed by a third party, of the receipt by it of any notice from any Governmental Authority having jurisdiction over any of the Real Properties or any portion thereof or from any insurance company or fire rating or similar board or organization threatening a suspension, revocation, modification or cancellation of any Permit, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect.

            (f) A true, correct and complete copy of each Lease is identified on EXHIBIT F attached hereto and made a part hereof and has been delivered to Lender. The Leases constitute the sole and complete agreements and understandings relating to leasing or licensing of space in the Buildings or the land at such Real Properties. There are no occupancies, rights, privileges or licenses in or to the Buildings or any other part of the Real Properties between Borrower or Co-Borrower and any third party other than pursuant to the Leases, or pursuant to Permitted Exceptions. Except as set forth in EXHIBIT F, the Leases are in full force and effect, in

SECURED TERM
LOAN AGREEMENT                         21
accordance with their respective terms, without any payment default or any other material default thereunder beyond applicable grace periods, nor to the best of Borrower's and Co-Borrower's knowledge are there any defenses, counterclaims, offsets, concessions or rebates available to any tenant thereunder except as may be provided in the Leases, and the landlord has not given or made, or received, any notice of default, or any claim, which remains uncured or unsatisfied, with respect to any of the Leases and, to the best of Borrower's and Co-Borrower's knowledge there is no basis for any such claim or notice of default by any tenant which would have a Material Adverse Effect. No tenant has paid more than one (1) month's rent in advance except for any security deposits. Except as set forth on EXHIBIT F, all tenants under all Leases are in occupancy and operating the premises covered by Leases within the permitted uses under such Leases. Neither Borrower nor Co-Borrower has mortgaged, pledged or otherwise encumbered any of the Leases except for Permitted Exceptions or Customary Permitted Liens. To Borrower's knowledge, other than the tenant of the Missouri Property, no tenant nor such tenant's parent under the Lease of any Real Property has voluntarily or involuntarily petitioned for relief, or had an order of relief entered against it, under any bankruptcy, insolvency or other similar law now or hereafter in effect. As to the Missouri Property, the tenant in bankruptcy is in possession of such Real Property, is current in the payment of all rent payable under its Lease and has not rejected such Lease. At least two (2) of the Mortgaged Properties has a Lease with a Credit Tenant.

            (g) Surveys. There have not been any encumbrances, encroachments or other survey matters materially and adversely affecting any Property after the date of the most recent Survey of such Real Property furnished to Lender that would result in a change to such Survey which have not been disclosed in writing by Borrower to Lender.

            (h) Access; Etc. The streets abutting each Real Property are public roads, to which the Real Property has direct access by trucks and other motor vehicles and by foot, or are private ways (with direct access by trucks and other motor vehicles and by foot to public roads) to which the Real Property has direct access without charge or liability for maintenance or repair except as required in connection with the payment of association or owner's fees pursuant to recorded instruments. No easements over land of others are required for such means of access and egress except as disclosed in the Title Commitment or the Survey for such Real Property furnished to Lender.

            (i) Independent Buildings. The Buildings are fully independent in all respects from any other buildings or improvements not located on the Real Property, including, without limitation, in respect of structural integrity, heating, ventilating and air conditioning, plumbing, mechanical and other operating and mechanical systems, all of which are connected directly to off-site utilities located in recorded easements or public streets or ways. The Buildings are located on lots which are separately assessed for purposes of real estate tax assessment and payment. The Buildings, all Building Service Equipment and all paved or landscaped areas related to or used in connection with the Buildings are located wholly within the perimeter lines

SECURED TERM
LOAN AGREEMENT                         22
of the lot or lots on which the Real Properties are located except any real property covered by any easement benefitting the Real Property or as disclosed in the Surveys.

            (j) Building Compliance with Law; Permits. To Borrower's knowledge, the Buildings as presently constructed and used do not materially violate any applicable federal or state law or governmental regulation, or any local ordinance, order or regulation, including but not limited to laws, regulations, or ordinances relating to zoning, building use and occupancy, subdivision control, fire protection, health and sanitation; zoning laws permit use of the Buildings for their current use; there is a sufficient number of parking spaces on the lot or lots on which the Real Property is located or on any real property covered by any easement benefitting such Real Property or to permit the Buildings to be used under the zoning laws for their current use; and all private ways providing access to such Real Property are zoned in a manner which will permit access to the Buildings over such ways by trucks and other commercial and industrial vehicles. To Borrower's knowledge, all permits (collectively, the "Permits") required for the operation and maintenance of the Real Property, including without limitation, building permits, curb-cut permits, water connection permits, sewer extension or connection permits and other permits (if any) required under the Federal Clean Air Act, as amended, the Federal Clean Water Act, as amended (including, without limitation a so-called "404 Permit"), and by state law or regulations consistent with the requirements of said Acts, have been validly issued by the appropriate Governmental Authority and are now in full force and effect.

            (k) No Required Real Property Consents, Permits, Etc. To Borrower's knowledge, no Permits, utility installations and connections (including, without limitation, drainage facilities, curb cuts and street openings), or private consents are required for the maintenance, operation, servicing and use of such Real Property for its current use which have not been granted, effected, or performed and completed (as the case may be) or any fees or charges therefor which have not been fully paid.

            (l) Suits; Judgments. To Borrower's knowledge, there are no outstanding notices, suits, orders, decrees or judgments relating to zoning, building use and occupancy, subdivision control, fire protection, health, sanitation, or other violations affecting, against, or with respect to, such Real Property or any part thereof.

            (m) Insurance. Neither Borrower nor Co-Borrower has received any notices from any insurer or its agent requiring performance of any work with respect to such Real Property.

            (n) Real Property Taxes; Special Assessments. There are no unpaid or outstanding real estate or other taxes or assessments on or against such Real Property or any part thereof (except only real estate taxes not yet due and payable). There are no betterment assessments or other special assessments presently pending with respect to any portion of such

SECURED TERM
LOAN AGREEMENT                         23

Real Property and neither Borrower nor Co-Borrower has received any notice of any such special assessment being contemplated.

            (o) Historic Status. No Building is a historic structure or landmark, and no Real Property is within any historic district pursuant to any federal, state or local law or governmental regulations.

            (p) Compliance with Environmental Laws.

                  (i) Except as specifically set forth in the environmental
            reports delivered to Lender and listed on EXHIBIT G attached hereto and made a part hereof (the "Existing Environmental Reports"), to Borrower's knowledge, each tenant is in compliance with all applicable statutes, laws, rules, regulations and orders of all Governmental Authorities relating to environmental protection, pollution control and Hazardous Materials and with respect to the conduct of its business and the ownership of its properties, except for such noncompliance which would not result in imposition of Liens, fines, penalties, injunctive relief or other civil or criminal liabilities or which, in the aggregate, could not have a MAC.

                  (ii) Except as set forth in the Existing Environmental
            Reports, to Borrower's knowledge, each Real Property and Borrower and Co-Borrower are in compliance with all Environmental Laws. To Borrower's knowledge, all required governmental permits and licenses required by Environmental Laws are in effect, and Borrower, Co-Borrower and each Real Property is in compliance therewith. Neither Borrower nor Co-Borrower has received any notice of any Environmental Action respecting any Real Property or any off-site facility to which any notice has been sent regarding any Hazardous Material for off-site treatment, recycling, reclamation, reuse, handling, storage or disposal.

                  (iii) To Borrower's knowledge, no use, exposure, release,
            generation, manufacture, storage, treatment, transportation or disposal of Hazardous Material is occurring on or from any Real Property. All Hazardous Material used, treated, stored, transported to or from, generated or handled on each Real Property, has been disposed of on or off such Real Property in a lawful manner. No environmental, public health or safety hazards currently exist with respect to any Real Property. No underground storage tanks (including petroleum storage tanks) are present on or under any Real Property except as set forth in the Existing Environmental Reports.

SECURED TERM
LOAN AGREEMENT                         24

                  (iv) There are no pending or threatened, and there have been no past, Environmental Actions to which Borrower and Co-Borrower is a party or, to Borrower's knowledge, which relate to any Real Property.

                  (v) No part of any Real Property is located or contained in
            "waters of the United States", as defined in 33 CFR 328, and neither Borrower nor Co-Borrower will discharge dredged or fill material into waters of the United States as such activity is described and regulated by Section 404 of the Clean Water Act, 33 U.S.C. 1344.

            (q) Pollution; Hazardous Materials. In connection with the acquisition and ownership of its interests in such Real Property, each of Borrower and Co-Borrower has made and will continue to make such inquiries, and has and will continue to cause such testing, surveying, inspection or other action, with respect to such Real Property as is necessary or desirable in connection with Hazardous Materials which might be present in the air, soil, surface water or groundwater at such Real Property. Except as set forth in the Existing Environmental Reports, to Borrower's knowledge, there are no Hazardous Materials present in the air, soil, surface water or groundwater at any Real Property and no Hazardous Materials (except (i) Hazardous Materials maintained in accordance with all Requirements of Law and necessary for the business operations of any such Real Property, including, without limitation, petroleum used for heating oil and (ii) Hazardous Materials that are not reasonably likely to result in a MAC in respect of such Real Property or to have a material adverse effect on the value of such Real Property as security for the Loan) are used in the operation of such Real Property.

      4.17 Brokers' Fees. Neither Borrower nor Co-Borrower has dealt with any broker or finder with respect to the transactions contemplated by the Loan Documents or otherwise in connection with this Agreement, and neither Borrower nor Co-Borrower has done any acts, had any negotiations or conversation, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by the Borrower or Co-Borrower of any brokerage fee, charge, commission or other compensation to any party with respect to the transactions contemplated by the Loan Documents, other than the fees payable hereunder.

      4.18 Security Interests and Liens. The Mortgages create, as security for the Liabilities, valid and enforceable security interests in and Liens on all of the Mortgaged Properties in favor of the Lender, and subject to no other Liens (except Permitted Exceptions and Customary Permitted Liens), except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. Such security interests in and Liens on the Mortgaged Properties shall be superior to and prior to the rights of all third parties in the Mortgaged Properties, and, other than in connection with any future change in Borrower's or Co-Borrower's name or the location of Borrower's or Co-Borrower's chief executive office, no

SECURED TERM
LOAN AGREEMENT                         25
further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with applicable law.

      4.19 Disregarded Entity Status. Co-Borrower has filed Form 8832 with the Internal Revenue Service electing disregarded entity status for federal tax purposes. For federal tax purposes, Co-Borrower is disregarded as an entity separate and apart from Borrower. Borrower's federal taxpayer identification number is also the federal taxpayer identification number used by Co-Borrower.



      SECTION 5. CONDITIONS PRECEDENT; REAL PROPERTIES; MORTGAGED PROPERTIES;
                 RELEASES.

      5.1. Conditions to Loan. The obligation of Lender to make the Loan hereunder on the Closing Date is subject to the satisfaction of the following conditions precedent. All submissions must be in form and substance satisfactory to Lender and its counsel.

            (a) Note; Loan Documents. On or before the Closing Date, Lender shall have received a Note executed by a Responsible Officer of Borrower and Co-Borrower and each of the other Loan Documents shall have been duly executed and delivered by the respective parties thereto and all shall be in full force and effect;

            (b) Representations and Warranties. The representations and warranties made by Borrower and Co-Borrower herein or in the other Loan Documents or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection with any of the Loan Documents, shall be true, correct and accurate on and as of the Closing Date as if made on and as of such date unless stated to relate to a specific earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects as of such earlier dates;

            (c) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date;

            (d) Legal Opinion. Lender shall have received a favorable opinion of counsel to Borrower, Co-Borrower and General Partner, addressed to Lender as of the Closing Date and covering such other matters as are customarily required by Lender in similar transactions other than the enforceability of the Loan Documents, all in form and substance reasonably satisfactory to Lender.

SECURED TERM
LOAN AGREEMENT                       26

            (e) Organizational Documents; Resolutions; Incumbency Certificate; Authorized Signers. Lender shall have received certified copies of (i) the partnership agreement, operating agreement and other organizational documents of each of Borrower, Co-Borrower and General Partner (as appropriate), and (ii) a certificate of members or partnership action of each of Borrower, Co-Borrower and General Partner authorizing the transactions described herein and evidencing the due authorization, execution and delivery of and this Agreement and the other Loan Documents and (iii) all required approvals, if any, of Governmental Authorities with respect to this Agreement and the other Loan Documents. Lender shall have received from Borrower, Co-Borrower and General Partner an incumbency, member or partnership certificate, as the case may be, dated as of the Closing Date, signed by a duly authorized offer of such Person and giving the name of each individual who shall be authorized: (A) to sign, in the name and on behalf of such Person, each of the Loan Documents to which such person is or is to become a party; and (B) to give notices to take other action on behalf of Borrower under the Loan Documents.

            (f) Certifications from Government Officials; UCC Searches. Lender shall have received (i) certifications from government officials evidencing the legal existence and good standing of Borrower, Co-Borrower and General Partner in its state of organization along with a certified copy of the certificate of limited liability company or limited partnership of Borrower and Co-Borrower and as of the most recent practicable date; and (ii) UCC Searches from the appropriate jurisdictions for Borrower, Co-Borrower and General Partner; provided, however, that if any of such items have not yet been delivered by the government officials, Borrower shall provide on the Closing Date a certificate certifying same has been requested and shall provide all such items to Lender not later than thirty (30) days after the Closing Date.

            (g) Financial Statements. Lender shall have received the financial statements referred to in Sections 6.1(a) and (b) of this Agreement.

            (h) Certificates of Insurance. Lender shall have received (i) current certificates of insurance as to all of the insurance maintained by Borrower and Co-Borrower on the Real Properties from the insurer or an independent insurance broker, identifying insurers, types of insurance, insurance limits, and policy terms; and (ii) such further information and certificates from Borrower and Co-Borrower, their insurers and insurance brokers as Lender may reasonably request;

            (i) No Material Adverse Effect. No Material Adverse Effect shall have occurred.

            (j) Solvency of the Borrower, Co-Borrower and General Partner. Both after and immediately before the making of the Loan, Borrower, Co-Borrower and General Partner shall be Solvent, and in evidence thereof, each shall deliver a Solvency Certificate in the form attached to this Agreement as EXHIBIT H and incorporated herein;

SECURED TERM
LOAN AGREEMENT                         27

            (k) Fees. All obligations of Borrower and Co-Borrower to pay fees and provide compensation and reimbursement of costs and expenses to Lender as of the Closing Date hereunder or otherwise in connection with the financing contemplated hereby shall have been satisfied; and

            (l) Legality of Loans. The making of the Loan hereunder by Lender shall be permitted as of the Closing Date by all applicable Requirements of Law and shall not subject Lender to any penalty or other onerous condition in or pursuant to any such Requirement of Law or result in a Material Adverse Effect.

            (m) Performance. Each of the Borrower and Co-Borrower shall have performed in all material respects all agreements and covenants required by Lender to be performed by Borrower or Co-Borrower on or before the Closing Date.

      5.2 Due Diligence With Respect to Real Properties/Mortgaged Properties. On or before the Closing Date, Borrower and Co-Borrower shall submit the following with respect to each Real Property or Mortgaged Property, all of which must be in form and substance satisfactory to Lender and its counsel:

            (a) two (2) years of historical cash flow operating statements, if available, or the tax returns for the prior two (2) years for each Real Property;

            (b) a Survey for each Real Property;

            (c) a copy of each Lease for each Real Property;

            (d) a Phase I environmental report for each Real Property dated as of a date not more than three (3) months prior to the Closing Date (or not more than three (3) months prior to the Maturity Date if delivered pursuant to
Section 5.3 of this Agreement), addressed to Lender and issued by a licensed and nationally recognized environmental engineering firm concluding that no Phase II environmental report is recommended or, if a Phase II environmental report is recommended, a completed Phase II report addressed to Lender with a conclusion that no remediation is necessary or desirable (collectively, the " Updated Environmental Report");

            (e) if the Lease requires Borrower or Co-Borrower to maintain, at its sole cost and expense, the structural elements or common areas of a Real Property, then Borrower or Co-Borrower shall provide an engineer's inspection report for such Real Property reasonably satisfactory and addressed to Lender dated no more than ______ ( ) months prior to the Closing Date (or not more than ______ ( ) months prior to the Maturity Date if delivered pursuant to Section
5.3 of this Agreement);

SECURED TERM
LOAN AGREEMENT                         28

            (f) a Title Commitment for each Real Property reflecting a title search conducted not more than thirty (30) days prior to the Closing Date (or Maturity Date, if being delivered pursuant to Section 5.3 of this Agreement) and updated in writing on the Closing Date (or Maturity Date if delivered pursuant to Section 5.3 of this Agreement);

            (g) evidence of property insurance for each Real Property with coverages and in amounts reasonably acceptable to Lender;

            (h) executed copies of each of the Security Documents for each Mortgaged Property;

            (i) except with respect to the Mortgaged Property in Alabama leased to Wal-Mart Stores, Inc., a subordination, non-disturbance and attornment agreement for each Mortgaged Property in the form required by the Lease for such Mortgaged Property or, if the Lease does not require another form, substantially in the form attached as EXHIBIT I and made a part hereof, or otherwise in form and substance acceptable to Lender, in its sole discretion, from each tenant and any guarantor of such tenant's obligations under the Lease for such Mortgaged Property; provided, however, that if any such subordination, non-disturbance and attornment agreements have not yet been fully executed and delivered, Borrower shall provide on the Closing Date a certificate confirming that all such undelivered subordination, non-disturbance and attornment agreements have been requested and shall provide all undelivered subordination, non-disturbance and attornment agreements to Lender not later than thirty (30) days after the Closing Date; provided, further that, notwithstanding the foregoing, Borrower shall deliver to Lender on or before the Closing Date a tenant estoppel certificate from Wal-Mart Stores, Inc., as tenant of the Mortgaged Property located in Alabama, substantially in the form of the tenant estoppel certificate delivered by Wal-Mart Stores, Inc. to Lexington Corporate Properties dated May 2, 1996 pursuant to that certain letter from Kimberly K. Saylors, Director of Property Management, Wal-Mart Stores, Inc.

            (j) the Existing Environmental Report for each Real Property; and

            (k) on the Closing Date (or the Maturity Date, if delivered pursuant to Section 5.3 of this Agreement), the Title Policy for each Mortgaged Property;

provided, however, that, notwithstanding the foregoing, Borrower and Co-Borrower may, for the Closing, deliver to Lender only the most recently issued of items
(b), (d) and (e) above that are in Borrower's or Co-Borrower's possession or control at the Closing Date and may elect not to provide item (k).

      5.3 Conditions Precedent to Extension. In addition to Borrower's timely delivery of the Extension Request and the fee required by Section 2.1(c) of this Agreement, Borrower and Co-Borrower agree that the following shall be conditions precedent to the one (1)-year extension

SECURED TERM
LOAN AGREEMENT                         29
of the Maturity Date, all of which shall be satisfactory in form and substance to Lender and its counsel:

            (a) Borrower and Co-Borrower, on or before the original Maturity Date, reduce the principal balance of the Loan by an amount equal to at least Five Million and 00/100 Dollars ($5,000,000.00) through refinancing or otherwise;

            (b) Borrower and Co-Borrower provide to Lender an Appraisal for each Mortgaged Property other than any Mortgaged Property released pursuant to
Section 5.4 of this Agreement (the "Remaining Mortgaged Properties") prior to or contemporaneously with the original Maturity Date; and

            (c) Borrower and Co-Borrower deliver to Lender for each of the Remaining Mortgaged Properties (i) not later than ten (10) days prior to the original Maturity Date, the items listed in Sections 5.2(b) (Survey), (d) (Updated Environmental Report), (e) (Inspection Report), (f) (Title Commitment) and (g) (Evidence of Insurance) of this Agreement (but downdated in relation to the original Maturity Date rather than the Closing Date) and (ii) on the Maturity Date, (A) the Title Policy required by Section 5.2(k) of this Agreement, (B) evidence of compliance with zoning and other local laws, consisting of a zoning endorsement to the Title Commitment or a legal opinion, and (C) an opinion of counsel and/or local counsel to Borrower and/or Co-Borrower licensed to practice in the jurisdiction in which the Mortgaged Property is located, if required by Lender, as to such matters as the perfection and enforceability of the Security Documents.

      5.4 Release of Mortgaged Properties.

            (a) Borrowers shall have the right to have one (1) or more of the Mortgaged Properties released from the Lien created by the Mortgage encumbering such Mortgaged Property; provided, that all of the conditions set forth below have been satisfied and all submissions are satisfactory in form and substance to Lender and its counsel:

                  (i) the Lender shall have received from the Borrower at least thirty (30) days prior written notice of the date for such release (the "Release Date");

                  (ii) no Default or Event of Default shall have occurred and be continuing as of the date of such notice and on the Release Date;

                  (iii) Borrower shall have delivered to Lender a Compliance Certificate with calculations giving effect to the requested release and demonstrating compliance with the covenants contained in Section 7 of this Agreement;

SECURED TERM
LOAN AGREEMENT                         30

                  (iv) after the release of all Mortgaged Properties covered by such notice from Borrower, not less than five (5) Borrower Real Properties shall continue to be Mortgaged Properties and not less than two (2) of such continuing Mortgaged Properties shall have as the tenant under a Lease a Credit Tenant and no event shall have occurred that constitutes a monetary or other material default under such Lease, nor any event that with the giving of notice or the lapse of time shall constitute a default under such Lease;

                  (v) The Borrower shall have delivered to the Lender an officer's certificate, dated the Release Date, confirming the matters referred to in subparagraphs (ii), (iii) and (iv) above; and

                  (vi) Borrowers shall have paid to Lender on or before the Release Date (A) the Repayment Amount for each Mortgaged Property covered by Borrower's release notice and (B) a fee in the amount of one percent (1%) of the Release Payment Amount for each Mortgaged Property covered by Borrower's release notice.

Notwithstanding the foregoing, Lender shall waive the requirement that Borrowers pay to Lender the fee referred to in Section 5.4(a)(vi)(B) of this Agreement if Borrowers elect to refinance the Mortgaged Property being released through Lender or any of its Affiliates (including National Realty Funding L.P.) on generally the same terms and conditions as the terms and conditions then offered by Lender or such Affiliate to similar borrowers for loans secured by similar properties.

            (b) Upon or concurrently with the satisfaction of all the foregoing conditions set forth in Section 5.4(a) above, the Lender shall effectuate the following (hereinafter referred to as a "Mortgaged Property Release"): the security interest of the Lender in the Mortgage and other Loan Documents relating to such Mortgaged Property shall be released from the Lien of the Mortgage and such other Loan Documents and the Lender will execute and deliver any agreements reasonably requested by the Borrower to release and terminate or reassign, at the Borrower's option, the Mortgage and such other Loan Documents as to such Mortgaged Property; provided, that such release and termination or reassignment shall be without recourse to the Lender (except as contemplated hereby) and without any representation or warranty (except that the Lender shall be deemed to have represented that such release and termination or reassignment has been duly authorized and that it has not assigned or encumbered the Loan Documents relating to the released Mortgaged Property (except as contemplated hereby)); provided, further, that upon the release and termination or reassignment of the Lender's security interest in the Mortgage relating to such Mortgaged Property, all references herein to the Mortgage relating to such Mortgaged Property, shall be deemed deleted, except as otherwise provided herein with respect to indemnities.

SECURED TERM
LOAN AGREEMENT                         31

            (c) In addition, if and at such time as the requirements of Section 5.4(a) of this Agreement are satisfied as to the sole Mortgaged Property owned by Co-Borrower, then Co-Borrower shall be released from the Liabilities, and all references to Co-Borrower in the Loan Documents shall be deemed deleted, and the Lender will execute and deliver any agreement reasonably requested by the Co-Borrower to evidence such release; provided, that (i) without limiting any other provisions of this Agreement or the other Loan Documents, any such release of the Mortgaged Property and other collateral and/or of the Co-Borrower shall have no effect on the continuing obligations of Borrower for the Liabilities; and (ii) such release shall be without recourse to the Lender (except as contemplated hereby) and without any representation or warranty (except that the Lender shall be deemed to have represented that such release has been duly authorized and that it has not assigned or encumbered the Loan Documents (except as contemplated hereby)).

      SECTION 6. AFFIRMATIVE COVENANTS

      Borrower and Co-Borrower hereby agree that, so long as any of the Liabilities remains outstanding and unpaid or any other amount is owing to Lender under this Agreement or the other Loan Documents, Borrower and Co-Borrower shall:

      6.1. Financial Statements. Furnish to Lender:

            (a) Annual. As soon as available, but in any event not later than ninety (90) days after the end of each fiscal year of Borrower, audited consolidated financial statements of Borrower consisting of (A) a balance sheet,
(B) an income statement, (C) a statement of cash flow, (D) a statement of retained earnings, and (E) if applicable, changes in stockholders' equity, for such year, setting forth in each case in comparative form the figures for the previous year, certified without material qualification by its certified public accountants of nationally recognized standing; and

            (b) Quarterly Statements of Borrower. As soon as available, but in any event not later than sixty (60) days after the end of each fiscal quarter of Borrower, copies of each of the following: (i) an unaudited balance sheet prepared on a consolidated and consolidating basis as at the end of each such quarter and the related unaudited statements of income for the fiscal quarter,
(ii) stockholders' equity and cash flows for such quarterly period, and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of such Borrower (subject to normal year-end audit adjustments); all such financial statements referred to in Section 6.1 (a) and (b) of this Agreement to be complete and correct in all material respects and be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein and for normal year-end adjustments).

SECURED TERM
LOAN AGREEMENT                         32

            (c) Annual Budget of Borrower. Not later than fifteen (15) days prior to the beginning of each fiscal year commencing with fiscal year 2001, the annual budget of Borrower, on a consolidated basis, detailing expected sources and uses of cash for the next fiscal year. Borrower shall also provide such additional supporting detail as Lender may reasonably request.

      6.2. Certificates; Other Information. Furnish to Lender:

            (a) concurrently with the delivery of Borrower's financial statements referred to in Section 6.1(a) and (b) above, (i) a certificate of a Responsible Officer stating that he or she has no knowledge of any Default or Event of Default except as specified in such certificate, (ii) a Certificate of Covenant Compliance and (iii) that the representations and warranties contained in the Loan Documents are true, correct and accurate in all material respects to the same extent as though made on and as of the date of such delivery;

            (b) promptly after the same are sent, copies of all financial statements and reports which Borrower sends to limited partners, and promptly after the same are filed by Borrower, copies of all financial statements and reports which Borrower may make to, or file with, the Commission or any successor or analogous Governmental Authority; and

            (c) upon request by Lender, no later than thirty (30) days after the same are filed with the Internal Revenue Service ("IRS") and other applicable taxing authorities, copies of income tax returns by Borrower and/or the Co-Borrower and all related correspondence.

      6.3 Punctual Payment. Borrower and Co-Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loan and all interest, fees, charges and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and the Note and the other Loan Documents.

      6.4. Payment of Other Liabilities. Discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its Indebtedness and other obligations of whatever nature except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Borrower or where the failure to do so does not violate
Section 8.1(f) of this Agreement.

      6.5. Conduct of Business and Maintenance of Existence. Continue to engage in the business only of buying, owning and operating single-tenant commercial properties subject to triple-net leases and making and repaying the Liabilities hereunder and engaging in incidental activities in connection with the foregoing and preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and comply with all Contractual

SECURED TERM
LOAN AGREEMENT                         33

Liabilities and Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

      6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of Lender to visit and inspect any of its properties for any purpose including performing environmental inspections and examine and make abstracts from any of its books and records at any reasonable time and on reasonable notice and as often as may reasonably be desired, and to discuss the business, operations, properties, prospects and financial and other condition of Borrower and Co-Borrower with officers and employees of such Borrower and Co-Borrower and with its independent certified public accountants.

      6.7. Notices. Promptly, and in any event within ten (10) Business Days after an officer of Borrower or Co-Borrower obtains knowledge thereof (except as set forth below) give notice to Lender:

            (a) of the occurrence of any Default or Event of Default;

            (b) of (i) any default or event of default or termination under any Contractual Obligation of or in favor of Borrower and Co-Borrower which is reasonably likely to have a Material Adverse Effect and (ii) any litigation, investigation or proceeding which may exist at any time between Borrower, Co-Borrower and any Governmental Authority or other Person, which if adversely determined is reasonably likely to have a Material Adverse Effect;

            (c) of any litigation or proceeding pending or any judgment against Borrower or Co-Borrower in which the amount involved which is not covered by insurance is One Hundred Thousand and 00/100 Dollars ($100,000.00) or more or in which injunctive or similar relief is sought;

            (d) of the occurrence or existence of any event or condition which would cause any of the representations and warranties set forth in Section 4.16 of this Agreement to be untrue in any material respect or require a notice from Borrower or Co-Borrower to Lender pursuant to Section 6.9 of this Agreement; or

            (e) of any setoff, claims, withholdings or other defenses which would have a Material Adverse Effect on the business, assets or financial condition of Borrower or Co-Borrower or any of their respective Subsidiaries.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Borrower or Co-Borrower proposes to take with respect thereto.

SECURED TERM
LOAN AGREEMENT                         34

      6.8. Changes in GAAP. In the event of a change in GAAP which would cause the financial covenants set forth in Section 7.1 of this Agreement to provide less protection to any Lender or be more restrictive for Borrower than presently provided for hereunder, cause such financial covenants to be reset, in good faith, by Lender and Borrower to maintain the protection to Lender equivalent to that in place prior to such change and Lender, such Borrower shall execute one or more amendments to this Agreement to effect such reset.

      6.9. Maintenance; Insurance; Casualty and Condemnation. (a) Keep or cause the tenant under each Lease of a Real Property to keep such Real Property in good condition, working order and repair; maintain or cause the tenant under each Lease of a Real Property to maintain with financially sound and reputable insurance companies, such hazard, commercial general liability, builder's risk, rent interruption and other insurance with respect to such Real Property and its business against such casualties and contingencies in amounts and minimum scope of coverage as shall be in accordance with the general practices of businesses having similar operations in similar geographic areas; and furnish to Lender, on the Closing Date (and the Maturity Date, if Borrower elects to deliver the Extension Request) and, upon written request, full information as to the insurance carried.

            (b) Borrower and Co-Borrower shall give immediate notice of any loss of which they have knowledge to Lender. In case of loss covered by any of policies required by (a) above, Lender is authorized to adjust, collect and compromise in its discretion, all claims thereunder and, in such case, Borrower and Co-Borrower covenant to sign upon demand, or Lender may sign or endorse on Borrower's or Co-Borrower's behalf, all necessary proofs of loss, receipts, releases and other papers required by the insurance companies to be signed by Borrower or Co-Borrower; if Borrower or Co-Borrower neglect or refuse to do so, Borrower and Co-Borrower hereby irrevocably appoint Lender as its attorney-in-fact, coupled with an interest, for the purposes set forth in the preceding sentence. Lender may deduct from such insurance proceeds any expenses incurred by Lender in the collection and settlement thereof, including, but not limited to, attorneys' and adjusters' fees and charges.

            (c) If all of a Real Property or any part of a Real Property shall be damaged or destroyed by fire or other casualty or shall be damaged or taken through the exercise of the power of eminent domain. Borrower and Co-Borrower shall promptly and with all due diligence restore and repair the Real Property to the extent of the net insurance proceeds, award or other compensation (collectively, the "Proceeds") available for the cost of such restoration or repair. With respect to a Mortgaged Property, however, if the Proceeds are not sufficient to repair and restore such Mortgaged Property, Borrower or Co-Borrower must pay Lender the Release Payment for such Mortgaged Property. Lender may require, subject to the provisions of the applicable Lease, that all plans and specifications for such restoration or repair be submitted to and approved by Lender (which approval shall not be unreasonably withheld) in writing prior to commencement of the work. Subject to Section 6.9(e) below, at Lender's election, to be exercised by written notice to Borrower within thirty
(30) days following Lender's unrestricted

SECURED TERM
LOAN AGREEMENT                         35
receipt in cash or the equivalent thereof of the Proceeds, the entire amount of the Proceeds, shall either: (i) be applied to the Loan in such order and manner as Lender may elect, or (ii) held in an interest bearing account and made available to Borrower on the terms and conditions set forth in this Section 6.9 to finance the cost of restoration or repair with any excess to be applied to the Loan in the reverse order of maturity. If the amount of the Proceeds to be made available to Borrower pursuant to this Section 6.9 is less than the cost of the restoration or repair as estimated by Lender at any time prior to completion thereof, Borrower shall cause to be deposited with Lender the amount of such deficiency within thirty (30) days of Lender's written request therefor (but in no event later than the commencement of the work) and Borrower's deposited funds shall be disbursed prior to the Proceeds. If Borrower is required to deposit funds under this Section, the deposit of such funds shall be a condition precedent to Lender's obligation to disburse the Proceeds held by Lender hereunder. If Borrower makes such a deposit and excess insurance proceeds remain after completion of the restoration or repair, such excess proceeds shall be remitted to Borrower up to the amount of the deposit made by Borrower.

            The amount of the Proceeds which is to be made available to Borrower, together with any deposits made by Borrower hereunder, shall be held by Lender in an interest bearing account to be disbursed from time to time to pay the cost of repair or restoration either, at Lender's option, to Borrower or directly to contractors, subcontractors, material suppliers and other persons entitled to payment in accordance with and subject to such conditions to disbursement as Lender may impose to assure that the work is fully completed in a good and workmanlike manner and paid for and that no liens or claims arise by reason thereof. Lender may require (i) evidence of the estimated cost of completion of such restoration or repair satisfactory to Lender, (ii) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, plats of survey, and other evidence of cost, payment and performance acceptable to Lender, and (iii) inspections by Lender's inspector, the fees and expenses of which shall be paid by Borrower. No payment made prior to final completion of the repair or restoration shall exceed ninety percent (90%) of the value of the work performed from time to time. No trust or fiduciary relationship shall be deemed to be created in connection with the holding of the Proceeds of Lender. Lender agrees that if Borrower requests, Lender will invest the funds on behalf of Borrower in investments satisfactory to Lender, with all earnings and interests, less Lender's administration fee, to be applied to restoration costs. Neither Borrower nor Co-Borrower shall be entitled to a credit against the Loan except and to the extent the funds are applied thereto pursuant to this Article. Without limitation of the foregoing, Lender shall have the right at all times to apply such funds to the cure of any Event of Default or the performance of any obligations of Borrower under this Agreement or the Loan Documents.

            (d) All insurance proceeds shall be paid directly and solely to Lender, and all insurance policies required hereunder shall so stipulate. Each insurance company providing coverage for the Real Property is authorized and directed to make such payment directly and solely to Lender. All insurance proceeds may, subject to Section 6.9(e) below, be applied either to the reduction of the indebtedness from Borrowers to Lender under the Note or this Agreement

SECURED TERM
LOAN AGREEMENT                         36
or to the restoration, repair, replacement or rebuilding of the portion of the Real Property so damaged in such manner as Lender may determine, and any application thereof to the Note shall not release or relieve Borrowers from making the payments or performing the other agreements and obligations herein required until the Note is paid in full.

            (e) Lender shall make the Proceeds available to Borrower in accordance with Lender's customary construction lending procedures, if Borrower and Co-Borrower have satisfied all of the following conditions: (i) no Default or Event of Default has occurred which has not been cured, (ii) the Proceeds when combined with Borrower's own funds deposited with Lender for the purpose of rebuilding are sufficient, in Lender's reasonable judgment, to complete the repair, rebuilding and restoration of the Real Property, (iii) the insurance company providing coverage for such loss shall not claim that it does not have liability to pay any or some portion of the Proceeds to Borrower or Co-Borrower,
(iv) Lender has determined, in its reasonable judgment, that the Real Property can be repaired and restored not later than six (6) months prior to the then scheduled maturity date of the Note, and (v) the Building can be repaired and rebuilt to the same extent as exist on the date hereof, all in accordance with Requirements of Laws, or Lender is satisfied, in its sole discretion, that the Buildings as they can be restored will meet all of Lender's requirements as to value, utility, income production and other underwriting criteria, and (vi) Lender is satisfied that rent loss and business interruption insurance proceeds and Borrower's own funds are available, in sufficient amounts and for a sufficient duration, such that all covenants and conditions set forth in Section
7.1 of this Agreement shall be complied with.


      6.10. Leases. Maintain the Leases in full force and effect and enforce the obligations of the tenants under the Leases, and provide a copy of all renewals, amendments, modifications and terminations of the Leases.

      6.11. Subordination of Payables to Affiliates. After the occurrence and continuance of a Default or Event of Default, make no payments on any loans owed by or under any management or other contracts between Borrower or Co-Borrower to or with any Affiliate or Subsidiary (including, without limitation, any property management or similar contract with Lexington) and all such amounts shall be fully subordinated to the Loan pursuant to the terms of an agreement in form and substance satisfactory to Lender.

      6.12. Payment of Taxes and Claims. Pay or cause to be paid (a) all taxes, assessments and other governmental charges imposed upon it or on any of its property or assets or in respect of any of its franchises, licenses, receipts, sales, use, payroll, employment, business, income or property before any penalty or interest accrues thereon and (b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a lien on a Real Property (other than a Lien permitted by Section 7.6 of this Agreement); provided, however, that no such taxes, assessments, fees and governmental charges referred to in clause (a) above or claims referred to in clause (b)

SECURED TERM
LOAN AGREEMENT                         37
above need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

      6.13. No Amendments to Certain Documents. Neither Borrower, Co-Borrower nor General Partner, at any time cause or permit its certificate of limited partnership, agreement of limited partnership, articles of incorporation, by-laws or other charter documents, as the case may be, to be modified, amended or supplemented in any respect whatever, without (in each case) the express prior written consent or approval of Lender, if such changes would materially adversely affect the rights of Lender hereunder or under any other Loan Document.

      6.14. Year 2000. Borrower, Co-Borrower or General Partner has conducted a review and assessment of its computer systems and the computer systems of their Subsidiaries with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999) and, based on that review and inquiry Borrower, Co-Borrower or General Partner do not believe that upon implementation of the new information systems currently being implemented, the year 2000 problem could reasonably be expected to have a Material Adverse Effect on Borrower, Co-Borrower or General Partner.

      6.15 Real Property Statements. As soon as practicable, and in any event within ninety (90) days after the end of each fiscal quarter, quarterly operating statements, in a form approved by the Lender, which operating statements shall include actual quarterly and year-to-date net operating income and net cash flow results, rent rolls in the form customarily generated by Borrower or Co-Borrower, as applicable, for each Real Property dated as of the last day of such fiscal quarter, in form and substance satisfactory to the Lender, certified by Borrower's chief financial officer or chief accounting officer. In addition, as soon as practicable, and in any event within ninety
(90) days after the end of the fourth fiscal quarter of each fiscal year, a year-end operating statement, in a form approved by the Lender, which operating statement shall include net operating income and net cash flow results for each Real Property for such year end dated as of the last day of such fiscal quarter. Lender agrees that Borrower's delivery of the information described in Section 6.2(b) shall satisfy the requirements of this Section 6.15.

      6.16 Intentionally Omitted.

      6.17 Environmental Compliance; Indemnification.

            (a) Borrower, Co-Borrower and each Real Property shall comply with all Environmental Laws. All governmental permits and licenses required under any Environmental Laws shall remain in effect or shall be renewed in a timely manner, and Borrower and Co-Borrower shall comply, or cause compliance, therewith. All Hazardous Material nor or hereafter present, handled or generated on any Real Property will be disposed of in a lawful manner and

SECURED TERM
LOAN AGREEMENT                         38
handled in compliance with all applicable Environmental Laws. Borrower and Co-Borrower will satisfy, or cause to be satisfied, all requirements under Environmental Laws of maintenance and removal of all underground storage tanks on any Real Property, if any.

            (b) Except as permitted by Environmental Laws, no Hazardous Material shall be introduced to or used, generated, presented, or handled on any Real Property without thirty (30) days prior written notice to Lender.

            (c) Each of Borrower and Co-Borrower shall immediately notify Lender of all Environmental Actions of which it receives notice and provide copies within five (5) business days of receipt of all written notices, complaints, correspondence and other documents relating thereto. Each of Borrower and Co-Borrower shall promptly and diligently pursue the cure and, if applicable, dismissal with prejudice of all Environmental Actions to the reasonable satisfaction of Lender, and Borrower and Co-Borrower shall keep each Real Property free of an encumbrance arising from any judgment, liability or lien imposed pursuant to any Environmental Actions.

            (d) Borrower and Co-Borrower shall provide such information and certifications which Lender may reasonably request from time to time to insure Borrower's compliance with this Section 6.17, subject to the rights of the tenants under the Leases, but taking into account any subordination, non-disturbance and attornment agreement delivered by a tenant to Lender. To investigate Borrower's and Co-Borrower's compliance with Environmental Laws and with this Section 6.17, Lender shall have the right, but no obligation, at any time to enter upon any Real Property, take samples, review Borrower's and Co-Borrower's books and records, interview Borrower's and Co-Borrower's employees and officers, and conduct such other activities as Lender, at its sole discretion, deems appropriate to ensure Borrower's and Co-Borrower's compliance. Borrower and Co-Borrower shall cooperate fully in the conduct of such an audit. If Lender decides to conduct such an audit because of (i) an Environmental Action; (ii) Lender is considering taking possession of or title to any Real Property after default by Borrower; (iii) a material change in the use of any Real Property, which in Lender's opinion, materially increases the risk of non-compliance with Environmental Laws; or (iv) the introduction of Hazardous Material other than as permitted by Environmental Laws to a Real Property; then Borrower and Co-Borrower shall pay upon demand all cost and expenses connected with such audit, which, until paid, shall become additional indebtedness secured by the Loan Documents and shall bear interest at the default interest rate set forth in Section 2.6(c) of this Agreement. Nothing in this Section 6.17 shall give or be construed as giving Lender the right to direct or control Borrower's or Co-Borrower's actions in complying with Environmental Laws.

            (e) Lender is entitled to rely upon Borrower's and Co-Borrower's representations, warranties and covenants contained in this Agreement despite any independent investigations by Lender or its consultants. Borrower and Co-Borrower shall take all necessary actions to determine for itself, and to remain aware of, the environmental condition of each Real

SECURED TERM
LOAN AGREEMENT                         39

Property. Borrower and Co-Borrower shall have no right to rely upon any independent environmental investigations or findings made by Lender or its consultants.

            (f) The term "Lender's Environmental Liability" shall mean any and all losses, liabilities, obligations, penalties, claims, fines, lost profits (due to the failure to receive interest payments when due), clean-up costs, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages such as a decline in the value of a Real Property), disbursements or expenses of any kind or nature whatsoever (including attorneys' fees prior to and at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against, settling or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against Lender or any of Lender's Affiliates in connection with or arising from:


                  (i) any Hazardous Material on, in, under or affecting all or any portion of a Real Property, or any surrounding areas other than those which are owned by Lender or in which Lender has a security interest to the extent that such Hazardous Material physically affects a Real Property;

                  (ii) any misrepresentation, inaccuracy or breach of any
            warranty, covenant or agreement contained or referred to in this Agreement;

                  (iii) any violation or claim of violation by Borrower or
            Co-Borrower of any Environmental Laws;

                  (iv) the imposition of any lien on any Real Property for
            damages caused by, or the recovery of any costs incurred for the cleanup of, any release or threatened release of Hazardous Material; or

                  (v) any Environmental Actions.

                  Borrower and Co-Borrower shall indemnify, defend (at trial and appellate levels and with counsel, experts and consultants reasonably acceptable to Lender and at Borrower's and Co-Borrower's sole cost) and hold Lender and its Affiliates\ free and harmless from and against Lender's Environmental Liability other than Lender's Environmental Liability which arises solely out of Lender's willful misconduct or gross negligence (collectively, "Borrowers' Indemnification Obligations"). Borrowers' Indemnification Obligations are secured by the Mortgages.

                  Borrower and Co-Borrower and their successors and assigns, hereby waive, release and agree not to make any claim or bring any cost recovery action

SECURED TERM
LOAN AGREEMENT                         40
            against Lender relating to this Loan or any Real Property under or with respect to any Environmental Laws. To the extent that Lender is strictly liable under any Environmental Laws or Environmental Actions, Borrowers' obligations to Lender under the foregoing indemnity shall likewise be without regarding to fault on the part of Borrower, Co-Borrower or Lender with respect to the violation or condition which results in liability to Lender.

      6.18 Consolidated Status. Co-Borrower is and shall remain a Consolidated Subsidiary of Borrower.

      SECTION 7. NEGATIVE COVENANTS

      Borrower and Co-Borrower hereby agree that, so long as this Agreement remains in effect or any Liabilities remain outstanding and unpaid or any other amount is owing to Lender hereunder or under any other Loan Document, each shall not directly or indirectly:

      7.1. Financial Covenants. Borrower shall not fail to comply with the covenants set forth in this Section 7.1 on a consolidated basis tested as of the end of each fiscal quarter.

            (a) Borrower Debt Service Coverage. Borrower shall not suffer or permit the Debt Service Coverage Ratio to be less than one and five tenths (1.5): one and zero one hundredths (1.0).

            (b) Mortgaged Property Coverage Ratio. Borrower shall not suffer or permit the Mortgaged Property Coverage Ratio to be less than one and five tenths (1.5): one and zero one hundredths.

            (c) Borrower Debt to Gross Asset Value Ratio. Borrower shall not suffer or permit the Debt to Gross Asset Value Ratio to exceed seventy percent (70%).

            (d) Mortgaged Property Loan to Value Ratio. Borrower shall not suffer or permit the Mortgaged Property Loan to Value Ratio to be greater than fifty-five percent (55%).

            (e) Minimum Tangible Net Worth. Borrower will maintain a minimum Tangible Net Worth of Thirty-Three Million and 00/100 Dollars ($33,000,000.00).

      7.2. Restricted Payments. Borrower shall not declare, make or pay any Restricted Payment prior to repayment in full of the Liabilities; provided, however, that, so long as no Default or Event of Default shall have occurred and be continuing, Borrower may continue to make dividend payments to its partners consistent with its customary dividend practices, but shall not declare or make any extraordinary dividend or other Restricted Payments prior to repayment in full of the Liabilities.

SECURED TERM
LOAN AGREEMENT                         41

      7.3. Merger; Sale of Assets; Termination and Other Actions. Neither Borrower, Co-Borrower nor General Partner shall become a party to any merger, consolidation or reorganization nor shall there be any change in Control of the Borrower, Co-Borrower or General Partner without the prior approval of Lender.

      7.4. Transactions with Affiliates. Neither Borrower nor Co-Borrower shall enter into or be a party to any transaction directly or indirectly with or for the benefit of any Affiliate of Borrower or Co-Borrower, other than (i) in the ordinary course of business and (ii) for fair consideration and on terms no less favorable to Borrower or Co-Borrower than are available in an arm's-length transaction from unaffiliated third parties.

      7.5. Accounting Changes. Neither Borrower nor Co-Borrower shall make any significant change in accounting treatment and reporting practices, except as required by GAAP or with which Borrower's or Co-Borrower's independent certified public accountants have agreed. Borrower and Co-Borrower shall advise Lender sufficiently in advance of any change to permit representatives of Lender to discuss the proposed change with the officers of Borrower or Co-Borrower.


      7.6. No Indebtedness or Lien; Negative Pledge as to Missouri Property.

            (a) Neither Borrower nor Co-Borrower shall have any Indebtedness other than Permitted Indebtedness, or grant or create, or suffer or permit to exist, any Liens encumbering any Real Property other than any Permitted Exceptions and Customary Permitted Liens.

            (b) Without limiting the foregoing, Borrower shall not grant or create, or suffer or permit to exist, any Liens encumbering the Missouri Property other than any Permitted Exceptions and Customary Permitted Liens expressly permitted by Lender. Lender hereby expressly permits as Permitted Exceptions and Customary Permitted Liens on the Missouri Property only those matters listed as exceptions to title in the Title Commitment as to the Missouri Property provided to Lender prior to the Closing, those matters described in items (a) and (b) of the definition of Permitted Liens set forth in this Agreement, Customary Permitted Liens and the rights of Everest & Jennings in the Missouri Property, as a tenant only, under the Everest & Jennings lease described on EXHIBIT F, but, without limiting the foregoing, Lender does not permit any Liens previously granted by Borrower to Nations Financial Capital Corporation, all of which Liens are to be released of record on or prior to the Closing Date.

      7.7. Fiscal Year. Change the fiscal year end of Borrower or Co-Borrower from December 31 to any other date without the prior written consent of Lender.

      7.8. Chief Executive Office. Change the name of Borrower or Co-Borrower or the chief executive office of Borrower or Co-Borrower or the address where Borrower's or Co-

SECURED TERM
LOAN AGREEMENT                         42

Borrower's books and records are maintained unless Borrower or Co-Borrower gives Lender prompt written notice of any such change not less than thirty (30) days in advance.

      7.9. Limitations on Certain Activities. Suffer or permit (a) any sale, transfer, pledge or assignment of more than forty-nine percent (49%) of the ownership interests in Borrower or Co-Borrower; or (b) material changes in Borrower or Co-Borrower's business, without, in the case of (a) or (b) above, the prior approval of Lender.

      7.10 Amendments and Modifications of Leases. Neither Borrower nor Co-Borrower shall (a) amend, modify or waive the provisions of any Lease, (b) terminate, reduce the rents under or shorten the term of any Lease or (c) agree to any matter referred to in (a) or (b) above, without in each case the Lender's prior written consent, in its sole discretion.

      7.11 Prohibitions of Cross-Default. Neither Borrower nor Co-Borrower shall, or permit any Consolidated Subsidiary to, cross-default, or agree to cross-default, Permitted Indebtedness with this Agreement.

      SECTION 8. EVENTS OF DEFAULT

      8.1. Events of Default. Upon the occurrence of any of the following events (each an "Event of Default"):

            (a) Payments. Borrower or Co-Borrower shall fail to pay any principal of or interest on the Note or Loan upon the due date thereof, or any other amount payable hereunder shall not be paid within ten (10) days after notice from Lender; or

            (b) Representations and Warranties. Any representation or warranty made or deemed made by Borrower or Co-Borrower herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

            (c) Certain Covenant Defaults. Borrower shall default in the observance or performance of Sections 6.5, 6.6, 6.14, 7.1, 7.3, 7.6 and 7.9 of this Agreement; or

            (d) Certain Other Covenant Defaults. Borrower or Co-Borrower shall default in the observance or performance of any other covenant or provision of this Agreement or any of the other Loan Documents, and such default shall continue unremedied for a period of thirty (30) days after notice from Lender or such longer period as may be reasonably necessary to cure such default (but in no event more than ninety (90) days) provided Borrower or the Co-Borrower commences such cure within said thirty (30) day period and diligently prosecutes same to

SECURED TERM
LOAN AGREEMENT                         43
completion (or such other period of time as may be specifically set forth elsewhere in this Agreement with respect to specific matters); or

            (e) Insolvency, Etc. There shall be an Insolvency Event with respect to Borrower, Co-Borrower or General Partner.

            (f) Certain Judgments. One or more judgments or decrees shall be entered against Borrower or Co-Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of Five Million and 00/100 Dollars ($5,000,000.00), and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

            (g) Management. Prior to the Maturity Date, (i) any change in Control of the General Partner of the Borrower occurs without prior Lender approval or (ii) Lexington shall cease to manage the Real Properties; or

            (h) Loan Documents. From and after the Closing Date, any Loan Document shall be terminated or otherwise shall cease to be in full force and effect except in accordance with this Agreement or shall cease to give Lender any Liens purported to be given thereby or any party thereto other than Lender shall cease to be, or shall assert that it is not, bound thereby in accordance with its terms and in the case of any party other than a Borrower or Co-Borrower, Borrower shall not have taken such steps as may be reasonably necessary to enforce such Loan Document promptly after notice thereof by Lender; or

            (i) Environmental Liabilities. Borrower or Co-Borrower or any of their respective Consolidated Subsidiaries becomes subject to any Liabilities and Costs (not previously disclosed to and approved by the Lender) which Lender reasonably deems to have a Material Adverse Effect on the Borrower or Co-Borrower arising out of or related to (i) the release or threatened release at any Real Property Asset of any Hazardous Material into the environment, or any remedial action in response thereto, or (ii) otherwise any violation of any Environmental Laws.

      8.2 Remedies. In the event that one or more Events of Default shall have occurred and be continuing, then (a) if such event is an Event of Default specified in paragraph 8.1(e) above, the Liabilities hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Note and any other Loan Documents shall immediately become due and payable, and (b) if such event is any other Event of Default, any of the following actions may be taken: (i) Lender may, by notice to Borrower; declare the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Note and any other Loan Document to be due and payable forthwith, whereupon the same shall immediately become due and payable or (ii) Lender may exercise any other right or remedy available at law or in equity or by statute.

SECURED TERM
LOAN AGREEMENT                         44

Except as expressly provided in Section 8.1 of this Agreement, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

      8.3. Annulment of Acceleration. If payment on the Loan and the Note is accelerated in accordance with Section 8.2 of this Agreement, then and in every such case, Lender may by an instrument delivered to Borrower annul such acceleration and the consequences thereof, provide that at the time such acceleration is annulled:

            (a) all arrears of interest on the Loan and the Note and all other sums payable in respect of the Loan and pursuant to this Agreement, the Note and each other Loan Document (except any principal of or interest or premium on the Loan and the Note and other sums which have become due and payable only by reason of such acceleration) shall have been duly paid; and

            (b) every other Default or Event of Default shall have been duly waived or otherwise cured; provided further that no such annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon. The provisions of this Section 8.3 is for the sole benefit of Lender and is not intended to benefit Borrower or Co-Borrower and does not give Borrower Co-Borrower the right to require Lender to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

      8.4. Cooperation by Borrower and Co-Borrower. To the extent that it lawfully may, Borrower and Co-Borrower agree and shall cause to agree that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of this Agreement or of the Note or any other Loan Document.

      SECTION 9. [INTENTIONALLY OMITTED]

      SECTION 10. GENERAL

      10.1. Assignments and Participations. (a) Assignments. No assignments or participations of Lender's rights or obligations under this Agreement shall be made except in accordance with this Section 10.1. Lender may assign to one or more Eligible Assignees, who, so long as no Default or Event of Default exists and is continuing, is approved by Borrower (which approval shall not be unreasonably withheld, conditioned or delayed) all or a portion of its rights and obligations under this Agreement (including all of its rights and obligations with respect to the Loan) in accordance with the provisions of this
Section 10.1.

            (b) Limitations on Assignments. Each assignment shall be subject to the following conditions: (i) each assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's right and obligations under this Agreement and, in the case of a partial assignment, shall be in a minimum principal amount of Fifteen Million and

SECURED TERM
LOAN AGREEMENT                         45

00/100 Dollars ($15,000,000.00) (ii) each such assignment shall be to an Eligible Assignee who, so long as no Default or Event of Default exists and is continuing, is approved by Borrower (which approval shall not be unreasonably withheld, conditioned or delayed), and (iii) the parties to each such assignment shall execute and deliver an Assignment and Acceptance substantially in the form of EXHIBIT J attached hereto and made a part hereof. Upon such execution, delivery, and acceptance and the Register, from and after the effective date specified in each Assignment and Acceptance and agreed to by Lender, (A) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the right to and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder, (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it and assumed by the Eligible Assignee pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, the assigning Lender shall cease to be a party hereto) and (C) Borrower and Co-Borrower shall execute and deliver to the assignee thereunder a Note evidencing its obligations to such assignee with respect to the Loan and, if applicable, a new Note to the Assignor evidencing its remaining obligations to the Assignor.

            (c) Participations. Lender may sell participations to one or more other financial institutions in or to all or a portion of its rights and obligations under and in respect of any and all facilities under this Agreement (including, without limitation, all or a portion of the Loan owing to it); provided, however, that (i) Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, Co-Borrower and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and (iv) such participant's rights to agree or to restrict the Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Affiliates or to exercise or refrain from exercising any powers or rights which the Lender may have under or in respect of the Loan Documents, shall be limited to the right to consent to (A) increase in the principal amount of the Loan of Lender from whom such participant purchased a participation, (B) reduction of the principal of, or rate or amount of interest on the Loan subject to such participation (other than by the payment or prepayment thereof), and (C) postponement of the Maturity Date (other than pursuant to Section 2.1(c) hereof).

            (d) Information Regarding Borrower or Co-Borrower. Lender may, in connection with any assignment or participation pursuant to this Section 10.1, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower or Co-Borrower furnished to Lender or by or on behalf of Borrower or Co-Borrower; provided that, prior to any such disclosure, such assignee or participant, or proposed assignee or

SECURED TERM
LOAN AGREEMENT                         46
participant, shall agree to preserve in accordance with Section 10.14 the confidentiality of any confidential information described therein.

            (e) Payment to Participants. Anything in this Agreement to the contrary notwithstanding, in the case of any participation, all amounts payable by Borrower or Co-Borrower under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

            (f) Lender' Creation of Security Interests. Notwithstanding any other provision set forth in this Agreement, Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, Liabilities owing to it and the Note held by it) in favor of any Federal Reserve bank in accordance with Regulation A of the Federal Reserve Board.

            (g) Foreign Banks. Any assignee or participant that is not created or organized under the laws of the United States or a political subdivision thereof shall be domiciled and organized in an OECD country and deliver to Borrower a true and accurate certificate executed by a duly authorized officer to the effect that such party is subject to tax review and eligible to receive payments hereunder and under the Note without deduction or withholding of United States federal income tax (i) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 1001 (or any successor or substitute form or forms)) or (ii) under Sections 1442(c)(1) and 1442 (a) of the Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 4224 (or any successor or substitute form or forms).

            (h) Borrower's and Co-Borrower's Rights and Liabilities Unaffected. Notwithstanding anything to the contrary contained herein, no assignment or participation by Lender shall result in any material change in any of the Loan Documents, any additional or increased cost or obligation to Borrower or Co-Borrower or reduce the rights or benefits of Borrower or Co-Borrower hereunder without the prior written consent of Borrower.

      10.2. Marshaling; Payments Set Aside. Lender shall not be under any obligation to marshall any assets in favor of Borrower or Co-Borrower or any other party or against or in payment of any or all of the Liabilities. To the extent that Borrower or Co-Borrower makes a payment or payments to Lender or Lender exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

SECURED TERM
LOAN AGREEMENT                         47

      10.3 Counterparts; Effectiveness; Inconsistencies. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective against Borrower, the Co-Borrower and Lender on the Closing Date. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

      10.4 Disclaimer by Lender. Neither Borrower nor Co-Borrower is nor shall be an agent of Lender for any purposes and Lender shall not be deemed partners or joint venturer with Borrower or Co-Borrower or any of its Affiliates or Subsidiaries.

      10.5 Choice of Law. THIS AGREEMENT, THE NOTE AND EACH LOAN DOCUMENT SHALL BE CONTRACTS UNDER AND SHALL BY GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).

      10.6 Submission to Jurisdiction; Waiver of Jury Trial; Etc. NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT, EACH OF THE BORROWER AND CO-BORROWER ON BEHALF OF ITSELF IRREVOCABLY (a) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF OHIO LOCATED IN THE NORTHERN DISTRICT OF OHIO IN ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS; (b) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR OTHER LEGAL PROCEEDING MAY BE HEARD AND DETERMINED IN, AND ENFORCED IN AND BY, ANY SUCH COURT; (c) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO VENUE IN ANY SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM; (d) AGREES TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS SET FORTH HEREIN OR TO SUCH OTHER ADDRESS OF WHICH LENDER SHALL HAVE BEEN NOTIFIED IN WRITING (SUCH SERVICE TO BE EFFECTIVE ON THE EARLIER OF RECEIPT THEREOF OR, IN THE CASE OF SERVICE BY MAIL, THE 5TH DAY AFTER DEPOSIT OF SUCH SERVICE IN THE MAILS AS AFORESAID), (e) TO THE EXTENT THAT SUCH PARTY HAS ACQUIRED, OR HEREAFTER MAY ACQUIRE, ANY IMMUNITY FROM JURISDICTION OF ANY SUCH COURT OR FROM LEGAL PROCESS THEREIN, WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY; (f) KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO

SECURED TERM
LOAN AGREEMENT                         48

THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN CONNECTION WITH, OR WITH RESPECT TO, ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, (i) ANY CLAIM THAT IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO IT OR ANY OF ITS PROPERTY, (ii) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, AND (iii) ANY RIGHT TO A JURY TRIAL; AND (g) AGREES THAT LENDER SHALL HAVE THE RIGHT TO BRING ANY LEGAL PROCEEDINGS (INCLUDING A PROCEEDING FOR ENFORCEMENT OF A JUDGMENT ENTERED BY ANY OF THE AFOREMENTIONED COURTS) AGAINST BORROWER OR CO-BORROWER IN ANY OTHER COURT OR JURISDICTION IN ACCORDANCE WITH APPLICABLE LAW. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY OTHER JURISDICTION OR THE RIGHT, IN CONNECTION WITH ANY LEGAL ACTION OR PROCEEDING WHATSOEVER, TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. CO-BORROWER HEREBY IRREVOCABLY DESIGNATES BORROWER AS ITS PROCESS AGENT TO RECEIVE SERVICE OF ANY AND ALL PROCESS AND DOCUMENTS ON ITS BEHALF IN ANY LEGAL PROCEEDING IN THE STATE OF OHIO AND BORROWER BY ITS ACKNOWLEDGMENT BELOW, IRREVOCABLY AGREES TO SO ACT AS AGENT FOR SERVICE OF PROCESS. IF SUCH AGENT SHALL FOR ANY REASON FAIL TO ACT, OR BE PREVENTED FROM ACTING, AS AGENT, NOTICE THEREOF SHALL IMMEDIATELY BE GIVEN TO SUCH AGENT BY REGISTERED OR CERTIFIED MAIL AND BORROWER AND CO-BORROWER AGREE PROMPTLY TO DESIGNATE ANOTHER AGENT FOR SERVICE OF PROCESS IN CLEVELAND, OHIO SATISFACTORY TO LENDER UNDER THIS AGREEMENT, TO SERVE IN PLACE OF BORROWER AND DELIVER TO LENDER WRITTEN EVIDENCE OF SUCH SUBSTITUTE AGENT'S ACCEPTANCE OF SUCH DESIGNATION. BORROWER SHALL NEVERTHELESS CONTINUE TO SERVE AS AGENT FOR SERVICE OF PROCESS UNTIL ITS SUCCESSOR IS DULY APPOINTED.

      10.7 Notices; Certain Payments. (a) All notices, consents and other communications to Borrower, Lender relating hereto to be effective shall be in writing and shall be deemed made (i) if by certified mail, return receipt requested, four (4) Business Days after deposit in the United States mail, or if by facsimile, when received (in each case unless otherwise specified in this Agreement), (ii) if delivered by hand or overnight courier, when receipted for, in each case addressed to them as follows or at such other address as either of them may designate by written notice to the other in the manner set forth in this Section 10.7; (x) Borrower or Co-Borrower: c/o The LCP Group, L.P., 711 Westchester Avenue, White Plains, NY 10604 with a copy to Richard

SECURED TERM
LOAN AGREEMENT                         49

C. Hamlin, Esq. Paul, Hastings, Janofsky & Walker LLP, Thirty-First Floor, 399 Park Avenue, New York, NY 10022; or to (v) Lender: KeyBank National Association, 127 Public Square, Cleveland, OH 44114, Attention: Dawn Murphy, Telephone: (216) 689-3920, Fax: (216) 689-4721, with a copy to Thompson Hine & Flory LLP, 127 Public Square, 3900 Key Tower, Cleveland, OH 44114, Attention: Linda A. Striefsky, Esq., Telephone: (216) 566-5733, Fax: (216) 566-5800.

            (b) All payments on account of the Loan and the Note pursuant hereto or pursuant to the other Loan Documents shall be made for the account of Lender at: KeyBank National Association, 127 Public Square, 6th Floor, Cleveland, OH 44114, Attention: Pete Kurz.

Any party may by written notice to the other specify or change its account and address for payment instructions hereunder.

      10.8 No Waivers; Cumulative Remedies; Entire Agreement; Headings. No action, failure, delay or omission by, Lender in exercising any rights and remedies under this Agreement, the Note or any other Loan Document, or otherwise, shall constitute a waiver of, or impair, any of the rights or privileges of Lender hereunder or thereunder. No single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercises of any other right or remedy. Such rights and remedies are cumulative and not exclusive of any rights and remedies provided by law or otherwise available, including, but not limited to, rights to specific performance (to the extent permitted by law) or any covenant or agreement contained in this Agreement or any of the Loan Documents. No waiver of any such right or remedy shall be effective unless given in writing or as otherwise provided in Section 10.2 of this Agreement. No waiver of any such right or remedy shall be deemed a waiver of any other right or remedy hereunder or thereunder. Except as otherwise specifically provided in this Agreement, every right and remedy given by this Agreement or by applicable law to Lender may be exercised from time to time and as often as may be deemed expedient by Lender. This Agreement, the Note and the other Loan Documents constitute the entire agreement of the parties relating to the subject matter hereof and thereof and there are no verbal agreements relating hereto or thereto. Section headings herein shall have no legal effect. This Agreement, the Note and the other Loan Documents (including all covenants, representations, warranties, privileges, rights, and remedies made or granted herein or therein) shall inure to the benefit of, and be enforceable by Lender and its respective successors and assigns, except as otherwise expressly provided in this Agreement. Borrower may not directly or indirectly assign or transfer (whether by agreement, by operation of law or otherwise) any of their rights or obligations and liabilities hereunder without the prior written consent of Lender affected thereby. Subject to the provisions of Section 10.1 of this Agreement, Lender may make, carry or transfer the Loan at, to or for the account of, any of its branch offices or the office of one or more of its Affiliates.

SECURED TERM
LOAN AGREEMENT                         50

      10.9 Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder.

      10.10 Payment of Expenses and Taxes. Borrower and Co-Borrower agree (a) to pay or reimburse Lender within fifteen (15) Business Days after demand for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Note and any other Loan Documents or other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to Lender, (b) to pay or reimburse Lender, within fifteen (15) Business Days after demand for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Note and any Loan Documents, or the satisfaction or review of conditions precedent to any borrowing other than that occurring on the Closing Date, including, without limitation, reasonable fees and disbursements of counsel to Lender and (c) to pay, indemnify, and to hold Lender, and its officers, directors, employees (the "Indemnified Parties') harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Note, the Loan Documents and any such other documents, and (d) to pay, indemnify, and hold Lender, and its officers, directors, employees harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions judgments, suits, reasonable costs, reasonable expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement or the other Loan Documents except to the extent resulting from the gross negligence or willful misconduct of any of the Indemnified Parties (all the foregoing, collectively, the "indemnified liabilities").

      10.11 Further Assurances. Borrower and Co-Borrower will, on request of Lender, (a) promptly correct any defect, error or omission in any Loan Document;
(b) execute, acknowledge, deliver, procure, record or file such further instruments and do such further acts deemed reasonably necessary, desirable or proper by Lender to carry out the purposes of the Loan Documents and to identify and subject to the liens and security interests of the Loan Documents any property intended to be covered thereby, including any renewals, additions, substitutions, replacements, or appurtenances to any such collateral, and (c) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts deemed reasonably necessary, desirable or proper by Lender to comply with the requirements of any agency having jurisdiction over Lender.

SECURED TERM
LOAN AGREEMENT                         51

      10.12 No Brokers. Borrower and Co-Borrower hereby agree to indemnify Lender from any liability, claim or loss arising by reason of claims for any brokerage commission made by any Person claiming to have dealt with and Borrower, Co-Borrower or any Affiliate of Borrower or Co-Borrower in connection with the Loan. Lender agrees to indemnify Borrower from any liability, claim or loss arising by reason of claims for any brokerage commission made by any Person claiming to have dealt with Lender in connection with the Loan. The provisions of this Section 10.11 shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability (including attorneys' fees), claim or loss exists.

      10.13 Confidentiality. Lender shall hold all confidential information obtained pursuant to the requirements of this Agreement in accordance with its party's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a bona fide offeree, transferee or participant in connection with the contemplated transfer or participation or as required or requested by any Governmental Authority or representative therefor pursuant to legal process and shall require any such offeree, transferee or participant to agree (and require any of its offerees, transferees or participants to agree) to comply with this Section 10.12. In no event shall Lender be obligated or required to return any materials furnished by Borrower or Co-Borrower.

      10.14 Set-Offs. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any rights, upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Borrower or Co-Borrower or to any other Person except as may be required by law or otherwise expressly required hereby, any such other notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final), other than deposits held for the benefit of third parties, and any other indebtedness at any time held or owing by Lender (including, without limitation, by branches and agencies of Lender wherever located) to or for the credit of the account of Borrower against and on account of the Liabilities of Borrower then due and payable to Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Liabilities purchased by Lender. Borrower and Co-Borrower agree, to the fullest extent that it, may effectively do so under applicable law, that any holder of a participation in a Note acquired pursuant to the foregoing arrangements, may exercise rights of set-off counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower or Co-Borrower in the amount of such participation.

      10.15 Syndication. Borrower and Co-Borrower acknowledge that Lender intends, and shall have the right subject to Section 10.1 of this Agreement, by itself or through its Affiliates, to syndicate or enter into colending arrangements with respect to the Loan pursuant to this Section 10.14, and Borrower and Co-Borrower agree subject to Section 10.1 of this Agreement to

SECURED TERM
LOAN AGREEMENT                         52
cooperate in all reasonable respects with Lender's and its Affiliate's syndication and/or co-lending efforts, such cooperation to include, without limitation, the provision of information reasonably requested by potential syndicate members.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

                              BORROWER:

                              NET 2 L.P., a Delaware limited
                              partnership

                              BY: LEPERCQ NET 2 L.P., a Delaware
                                  limited partnership, its general
                                  partner

                                  BY: LEPERCQ NET 2 INC.,
                                      a Delaware corporation, its
                                      general partner


                                 By:  /s/ E. Robert Roskind
                                      -------------------------------
                                     Print
                                     Name:   E. Robert Roskind
                                     Title:  President


                              CO-BORROWER

                              NET 2 PLYMOUTH LLC,
                              a Delaware limited liability company

                              BY: NET PLYMOUTH INC., a Delaware
                                  corporation, its managing member


                                 By:  /s/ E. Robert Roskind
                                     -------------------------------
                                     Print
                                     Name:   E. Robert Roskind
                                     Title:  President


SECURED TERM
LOAN AGREEMENT               53

                                 LENDER:

                                 KEYBANK NATIONAL ASSOCIATION,
                                 a national banking association


                                 By: /s/ Kenneth A. McIntyre, Jr.
                                     -------------------------------
                                    Print
                                    Name:  Kenneth A. McIntyre, Jr.
                                    Title: Vice President

SECURED TERM
LOAN AGREEMENT                         54

                                    EXHIBIT A

                                   DEFINITIONS

"Adjusted NOI" means, as determined as of the end of the most recently ended Fiscal Quarter, the aggregate of Net Operating Income for each Mortgaged Property for such Fiscal Quarter, multiplied by four (4).

"Affiliate" means, with respect to a particular Person, any Person which, directly or indirectly, is in Control of, is Controlled by or is under common Control with such particular Person.

"Agreement" means this Secured Term Loan Agreement, as amended, supplemented or modified from time to time in accordance herewith.

"Applicable Margin" means (a) one hundred and fifty (150) basis points, with respect to Base Rate Tranches and (b) two hundred and fifty (250) basis points with respect to LIBOR Rate Tranches.

"Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the prime rate of interest announced by Lender from time to time, changing when and as the prime rate changes. The Base Rate is a reference rate used by Lender in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged by Lender on any extension of credit to any debtor.

"Base Rate Tranches" means those portions of the principal amount of the Loan on which the interest is computed by reference to the Base Rate.

"Borrower" has the meaning set forth in the first paragraph of this Agreement.

"Borrower Real Properties" means, collectively, the nine (9) real property assets described on EXHIBIT K attached hereto and made a part hereof owned by Borrower as of the Closing Date.

"Borrowers" means, collectively, Borrower and Co-Borrower.

"Borrowers' Indemnification Obligations" has the meaning set forth in Section 6.7(f)(v) of this Agreement.


SECURED TERM
LOAN AGREEMENT                         1

      10.9 Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder.

      10.10 Payment of Expenses and Taxes. Borrower and Co-Borrower agree (a) to pay or reimburse Lender within fifteen (15) Business Days after demand for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Note and any other Loan Documents or other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to Lender, (b) to pay or reimburse Lender, within fifteen (15) Business Days after demand for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Note and any Loan Documents, or the satisfaction or review of conditions precedent to any borrowing other than that occurring on the Closing Date, including, without limitation, reasonable fees and disbursements of counsel to Lender and (c) to pay, indemnify, and to hold Lender, and its officers, directors, employees (the "Indemnified Parties') harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Note, the Loan Documents and any such other documents, and (d) to pay, indemnify, and hold Lender, and its officers, directors, employees harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions judgments, suits, reasonable costs, reasonable expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement or the other Loan Documents except to the extent resulting from the gross negligence or willful misconduct of any of the Indemnified Parties (all the foregoing, collectively, the "indemnified liabilities").

      10.11 Further Assurances. Borrower and Co-Borrower will, on request of Lender, (a) promptly correct any defect, error or omission in any Loan Document;
(b) execute, acknowledge, deliver, procure, record or file such further instruments and do such further acts deemed reasonably necessary, desirable or proper by Lender to carry out the purposes of the Loan Documents and to identify and subject to the liens and security interests of the Loan Documents any property intended to be covered thereby, including any renewals, additions, substitutions, replacements, or appurtenances to any such collateral, and (c) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts deemed reasonably necessary, desirable or proper by Lender to comply with the requirements of any agency having jurisdiction over Lender.

SECURED TERM
LOAN AGREEMENT                         51

      10.12 No Brokers. Borrower and Co-Borrower hereby agree to indemnify Lender from any liability, claim or loss arising by reason of claims for any brokerage commission made by any Person claiming to have dealt with and Borrower, Co-Borrower or any Affiliate of Borrower or Co-Borrower in connection with the Loan. Lender agrees to indemnify Borrower from any liability, claim or loss arising by reason of claims for any brokerage commission made by any Person claiming to have dealt with Lender in connection with the Loan. The provisions of this Section 10.11 shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability (including attorneys' fees), claim or loss exists.

      10.13 Confidentiality. Lender shall hold all confidential information obtained pursuant to the requirements of this Agreement in accordance with its party's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a bona fide offeree, transferee or participant in connection with the contemplated transfer or participation or as required or requested by any Governmental Authority or representative therefor pursuant to legal process and shall require any such offeree, transferee or participant to agree (and require any of its offerees, transferees or participants to agree) to comply with this Section 10.12. In no event shall Lender be obligated or required to return any materials furnished by Borrower or Co-Borrower.

      10.14 Set-Offs. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any rights, upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Borrower or Co-Borrower or to any other Person except as may be required by law or otherwise expressly required hereby, any such other notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final), other than deposits held for the benefit of third parties, and any other indebtedness at any time held or owing by Lender (including, without limitation, by branches and agencies of Lender wherever located) to or for the credit of the account of Borrower against and on account of the Liabilities of Borrower then due and payable to Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Liabilities purchased by Lender. Borrower and Co-Borrower agree, to the fullest extent that it, may effectively do so under applicable law, that any holder of a participation in a Note acquired pursuant to the foregoing arrangements, may exercise rights of set-off counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower or Co-Borrower in the amount of such participation.

      10.15 Syndication. Borrower and Co-Borrower acknowledge that Lender intends, and shall have the right subject to Section 10.1 of this Agreement, by itself or through its Affiliates, to syndicate or enter into colending arrangements with respect to the Loan pursuant to this Section 10.14, and Borrower and Co-Borrower agree subject to Section 10.1 of this Agreement to

SECURED TERM
LOAN AGREEMENT                         52
cooperate in all reasonable respects with Lender's and its Affiliate's syndication and/or co-lending efforts, such cooperation to include, without limitation, the provision of information reasonably requested by potential syndicate members.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

                              BORROWER:

                              NET 2 L.P., a Delaware limited
                              partnership

                              BY: LEPERCQ NET 2 L.P., a Delaware
                                  limited partnership, its general
                                  partner

                                  BY: LEPERCQ NET 2 INC.,
                                      a Delaware corporation, its
                                      general partner


                                 By:  /s/ E. Robert Roskind
                                      -------------------------------
                                     Print
                                     Name:   E. Robert Roskind
                                     Title:  President


                              CO-BORROWER

                              NET 2 PLYMOUTH LLC,
                              a Delaware limited liability company

                              BY: NET PLYMOUTH INC., a Delaware
                                  corporation, its managing member


                                 By:  /s/ E. Robert Roskind
                                     -------------------------------
                                     Print
                                     Name:   E. Robert Roskind
                                     Title:  President


SECURED TERM
LOAN AGREEMENT               53

                                 LENDER:

                                 KEYBANK NATIONAL ASSOCIATION,
                                 a national banking association


                                 By: /s/ Kenneth A. McIntyre, Jr.
                                     -------------------------------
                                    Print
                                    Name:  Kenneth A. McIntyre, Jr.
                                    Title: Vice President

SECURED TERM
LOAN AGREEMENT                         54

"Buildings" means the buildings, structures and other improvements now or hereafter located on the Real Properties.

"Building Service Equipment" means all apparatus, fixtures and articles of personal property owned by Borrower or Co-Borrower now or hereafter attached to or used or procured for use exclusively in connection with the operation or maintenance of any Building located on or included in a Mortgaged Property, including, but without limiting the generality of the foregoing, all engines, furnaces, boilers, stokers, pumps, heaters, tank dynamos, motors, generators, switchboards, electrical equipment, heating, plumbing, lifting and ventilating apparatus, air-cooling and air-conditioning apparatus, gas and electric fixtures, elevators, escalators, fittings, and machinery and all other equipment of every kind and description, used or procured for use in the operation of the Buildings (except apparatus, fixtures or articles of personal property belonging to lessees or other occupants of such building or to persons other than the Borrower or Co-Borrower unless the same be abandoned by any such lessee or other occupant or person), together with any and all replacements thereof and additions thereto.

"Business Day" means a day, in the applicable local time, which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close (a) in Cleveland, Ohio and (b) in the case of LIBOR Rate Tranches, in London, England.

"Cash Equivalents" means marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof.

"Closing Date" means the date of this Agreement.

"Co-Borrower" has the meaning set forth in the first paragraph of this Agreement.

"Co-Borrower Property" means the real property asset located at 46600 Port Street, Plymouth, Michigan to be acquired by Co-Borrower with a portion of the Loan on the Closing Date.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

 "Commission" means the United States Securities and Exchange Commission or any successor to the responsibilities of such commission.

"Consolidated" or "consolidated" means that term as applied to the accounts of Borrowers and their respective Subsidiaries, as the case may be, in accordance with GAAP.

SECURED TERM
LOAN AGREEMENT                         2

"Consolidated Subsidiary" means at any date any wholly-owned Subsidiary or other wholly-owned entity which is consolidated with Borrower in accordance with GAAP.

"Contingent Obligation" means, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the payment of, or the ability of the primary obligor to make payment of, such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

"Contractual Obligation" means, as to any Person, the Articles of Incorporation and By Laws or other organizational or governing documents of such Person, and any provision of any security issued by such Person, or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

"Control" (including with correlative meanings the terms "Controlling", "Controlled by" and "under common Control with"), as applied to any Person, means the possession of the power, direct or indirect, (a) to vote fifty-one percent (51%) or more of the securities or partnership interests having ordinary voting power for the election of directors, trustees or the managing general partner(s) of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

"Credit Tenant" means tenants having and maintaining (or whose lease obligations are guaranteed on an unconditional basis by a guarantor who has or maintains) a rating of BBB - by Standard and Poor's Rating Group and its successors or Baa3 by Moody's Investor Services, Inc. and its successors.


SECURED TERM
LOAN AGREEMENT                         3

"Customary Permitted Liens" means:

               (i) Liens (other than Liens pertaining to violations of Environmental Laws) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings in accordance with Section 6.12 of this Agreement and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

               (ii) Statutory Liens in favor of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens against any Real Property imposed by law created in the ordinary course of business for amounts which, if not resolved in favor of Borrower or Co-Borrower could not result in a Material Adverse Effect or which are being contested in good faith by appropriate proceedings in accordance with
          Section 6.12 of this Agreement and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

               (iii) Liens which have been or will be bonded or released of record within sixty (60) days after Borrower or Co-Borrower has received notice thereof or which are being contested in good faith by appropriate proceedings in accordance with Section 6.12 of this Agreement;

               (iv) Zoning restrictions which do not interfere in any material respect with the ordinary conduct of the business of the Borrower or Co-Borrower who owns such Real Property or any tenant thereof or access by the public to such Real Property; and

               (iv) Such other title exceptions as Lender may approve in writing in its sole discretion.


"Debt" of any Person means, without duplication, (A) as shown on such Person's consolidated balance sheet (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property and, (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument (whether or not disbursed in full in the case of a construction loan), (B) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (C) all Contingent Liabilities of such Person, (D) indebtedness secured by any Lien on the properties or assets of the Person, (E) all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements which were not entered into specifically in connection with Debt set forth in clauses (A), (B) or (C) hereof, but excluding ordinary course

SECURED TERM
LOAN AGREEMENT                         4
accounts payable, deferred taxes and accruals made in the ordinary course of the Person's business. For purposes of this Agreement, Debt (other than Contingent Liabilities) of Borrower shall be deemed to include only Borrower's pro rata share (such share being based upon Borrower's percentage ownership interest as shown on Borrower's annual audited financial statements) of the Debt of any Person in which Borrower, directly or indirectly, owns an interest, provided that such Debt is nonrecourse, both directly and indirectly, to Borrower.

"Debt Service" means, as of any date of determination, for the most recently ended Fiscal Quarter, the sum of (a) Interest Expense paid or payable by Borrower or Co-Borrower on its Debt, (b) scheduled principal amortization payments of Borrower or any Consolidated Subsidiary on Debt secured by a mortgage on any Real Property Asset, whether or not paid by Borrower or such Consolidated Subsidiary (excluding balloon payments), and (c) amortization paid or payable in connection with any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements).

"Debt Service Coverage Ratio" means, as of any date of determination, for the most recently ended Fiscal Quarter, the ratio of (a) EBITDA to (b) Debt Service.

"Debt to Gross Asset Value Ratio" means, as of any date of determination, for the most recently ended Fiscal Quarter, the ratio of (a) Debt to (b) Gross Asset Value.

"Default" means any of the events specified in Section 8.1 of this Agreement whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition, has been satisfied.

"DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

"Dollars" or "$" shall mean lawful currency of the United States of America.

"EBITDA" means, for the most recently ended Fiscal Quarter, (a) the sum of the following, as determined in accordance with GAAP, (i) Net Income of Borrower, excluding Net Income derived from Borrower's pro rata share (based upon ownership interest) of any Minority Holding, (ii) depreciation and amortization expense, general and administrative expenses and other non-cash items deducted in determining such Net Income, excluding depreciation and amortization expense, general and administration expenses and other non-cash items derived from Borrower's pro rata share (based upon ownership interest) of each Minority Holding; (iii) Interest Expense, and (iv) Taxes accrued or paid by Borrower, excluding Borrower's pro rata share (based upon ownership interest) of Taxes relating to any Minority Holding; minus (b) interest income for Borrower; minus
(c) gains (and plus losses) from extraordinary items, asset sales or write-ups or forgiveness of indebtedness.


SECURED TERM
LOAN AGREEMENT                         5

"Eligible Assignee" means (a) any Affiliate of Lender, (b) a commercial bank having total assets in excess of Two Billion Five Hundred Million and 00/100 Dollars ($2,500,000,000.00) organized in an OECD country, (c) the central bank of any country which is a member of the OECD or (d) a finance company or other financial institution acceptable to Lender, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of Two Billion and 00/100 Dollars ($2,000,000,000.00) and in the case of subclause
(b), (c) and (d) of this defined term is otherwise acceptable to Lender.

"Environmental Actions" means

         (a) any notice of violation, complaint, claim, citation, demand, report, action, assertion of potential responsibility, lien, encumbrance, or proceeding regarding any Real Property, whether formal or informal, absolute or contingent, matured or unmatured, brought or issued by any governmental unit, agency, or body, or any person or entity respecting:

                    (i) Environmental Laws;

                    (ii) public health risks;

                    (iii) the environmental condition of the Real Property, or any portion thereof, or any property near such Real Property, including actual or alleged damage or injury to wildlife, biota, air, surface or subsurface soil or water, or other natural resources; or

                    (iv) the use, exposure, release, generation, manufacture,
               transportation to or from, handling, storage, treatment, recycling, reclamation, reuse, disposal or presence of Hazardous Material either on such Real Property or transported off-site for sale, treatment, storage, recycling, reclamation, reuse or disposal.

         (b) any violation or claim of violation by Borrower or Co-Borrower of any Environmental Laws;

         (c) any lien on such Real Property for damages caused by, or the recovery of any costs incurred for the investigation, remediation or cleanup of any release or threatened release of Hazardous Material; or

         (d) the destruction or loss of use of property, or the injury, illness or death of any officer, director, employee, agent, representative, tenant or invitee of Borrower or Co-Borrower or any other person arising from or caused by the environmental condition of any Real Property.



SECURED TERM
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



"Environmental Laws" means all statutes, ordinances, orders, rules and regulations relating to environmental matters, including, without limitation, those relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials and to the generation, use, storage, transportation, or disposal of Hazardous Materials, in any manner applicable to Borrower, any tenant or any of their respective Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

"ERISA Affiliate" means (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which Borrower is a member, (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which Borrower is a member and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which Borrower, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member.

"Existing Environmental Reports" shall have the meaning set forth in Section 4.16(p)(ii) of this Agreement.

"Excluded Taxes" means income or franchise taxes of Lender or any branch office of Lender imposed by the United States of America or any political subdivision or taxing authority thereof or therein or by any jurisdiction in which the lending office of Lender is located or in which Lender is organized or has its principal or registered office.

"Extension Request" shall have the meaning set forth in Section 2.1(c) of this Agreement.

"Event of Default" means any of the events specified in Section 8.1 of this Agreement provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.




SECURED TERM
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



"Financing Statements" means those Uniform Commercial Code Financing Statements executed by Borrower and Co-Borrower in favor of Lender with respect to each Mortgaged Property.

"FIRREA" means the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

"FMV Cap Rate" means ten percent (10%).

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements by the Financial Accounting Standards Board or in such other statement by such other entity as may be in general use by significant segments of the accounting profession, as in effect on the Closing Date; and the requirement that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

"General Partner" means Lepercq Net 2 L.P., a Delaware limited partnership, which is the general partner of Borrower.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

"Gross Asset Value" means, as of the date of determination, the quotient of (a) EBITDA multiplied by four (4); divided by (b) the FMV Cap Rate.

"Hazardous Material" means (i) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties under any applicable Environmental Laws, (ii) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any toxic wastes or substances or any other materials or pollutants which (a) pose a hazard to any property of any Borrower, Co-Borrower, or any Subsidiaries or to Persons on or about such property or (b) cause such property to be in violation of any Environmental Laws, (ii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, and (iv) any other chemical, material or substance,


SECURED TERM
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

exposure to which is prohibited, limited or regulated by any Governmental Authority or may or could pose a hazard to the health and safety of the owners, occupants or any Persons surrounding the Properties.

"Holder" means any Person entitled to enforce any of the Liabilities, whether or not such Person holds any evidence of Indebtedness, including Lender.

"Implied Mortgage Amount" means, as of any date of determination, the quotient equal to (a) the sum of Adjusted NOI divided by (b) the FMV Cap Rate.

"Indebtedness" means, with respect to any Person, and without duplication, all indebtedness, obligations and other liabilities of such Person as determined in accordance with GAAP.

"Insolvency Event" with respect to any Person, means that (a) such Person shall have suspended or discontinued its business or commenced any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or such Person shall have made a general assignment for the benefit of its creditors, (b) there shall have been commenced against such Person any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of ninety (90) days, (c) there shall have been commenced against such Person any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets, which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof, (d) such Person shall have authorized any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a),
(b) or (c) above, or (e) such Person shall generally not be paying, or shall have been unable to pay, or shall have admitted in writing its inability to pay, its debts as they become due.

"Interest Expense" means, for any period, the sum of (without duplication) (a) total interest expense, whether paid, accrued or capitalized, including all commissions, discounts and other fees and charges owed with respect to letters of credit, net costs under interest rate protection agreements (including any interest rate swaps, caps, floors, collars and similar agreements), and fees payable to Lender pursuant to Section 2.17 of this Agreement, (b) any other accrued, paid or capitalized interest incurred on any obligation for which Borrower or any Consolidated Subsidiary is wholly or partially liable under repayment, interest carry or performance

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

guarantees, or other relevant liabilities, but excluding (c) Borrower's pro rata share of total interest expense, whether paid, accrued or capitalized, in respect of Debt of any Minority Holding.

"Interest Payment Date" means with respect to Base Rate Tranches and LIBOR Rate Tranches, the first day of each calendar month during the term of the Loan.

"Interest Period" means, with respect to each Loan, (a) initially, the period commencing on the Funding Date of such Loan and ending on the last day of one of the following periods (as selected by Borrower in a Notice of Borrowing or as otherwise in accordance with the terms of this Agreement): (i) for any Base Rate Tranche, the last day of the calendar month; (ii) for any LIBOR Rate Tranche, one (1) or three (3) months (provided that the Interest Period for LIBOR Rate Tranches may be shorter than one (1) month in order to consolidate two (2) or more LIBOR Rate Tranches and (b) thereafter, each period commencing at the end of the last day of the immediately preceding Interest Period applicable to such Loan and ending on the last day of the applicable period set forth in (a) above as selected by Borrower in a Notice of Continuation/Conversion or as otherwise provided in accordance with this Agreement; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (A) if any Interest Period with respect to a Base Rate Tranche would end on a day this is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (B) if any Interest Period with respect to a LIBOR Loan would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

          (C) if Borrower shall fail to give a Notice of Continuation/Conversion as provided in Section 2.7(c) of this Agreement, Borrower shall be deemed to have requested a continuation of the affected LIBOR Loan as a Base Rate Tranche subject to the right of Borrower to submit a subsequent Notice of Conversion/Continuation pursuant to Section 2.7(c) of this Agreement;

          (D) any Interest Period relating to any LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to subparagraph (E) below, end on the last Business Day of a calendar month; and


SECURED TERM
LOAN AGREEMENT                         10

          (E) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

"Interest Rate Determination Date" means each date for calculating the Base Rate or the LIBOR Rate for a Loan or the continuation/conversion thereof. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a LIBOR Loan and the date of calculation in the case of a Base Rate Tranche.

"Lease" means, with respect to any Real Property, the executed, binding and effective triple net lease of all of such Real Property between Borrower, as lessor, and a single Person which is not an Affiliate of Borrower, as lessee, together with all amendments and modifications thereof, as approved by Lender in accordance with the terms of Section 7.10 of this Agreement.

"Lender" means KeyBank National Association, a national banking association, and its successors and assigns.

"Lender's Environmental Liability" shall have the meaning set forth in Section
6.17 of this Agreement.

"Lexington" means Lexington Corporate Properties Trust, a statutory real estate investment trust organized under the laws of the State of Maryland.

"Leverage Ratio" means, as of any date of determination, the ratio of (a) Total Liabilities to (b) Total Asset Value.

"Liabilities" mean the outstanding principal amount of the Loan and all advances, debts, liabilities, obligations, covenants and duties owing by Borrower and Co-Borrower to Lender, or any Person entitled to indemnification pursuant to Section 10.6 of this Agreement or any other provision of this Agreement, of any kind or nature, arising under this Agreement, the Note or any other Loan Document. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements and any other sum chargeable to Borrower and Co-Borrower under this Agreement or any other Loan Document.

"Liabilities and Costs" means all claims, judgments, liabilities, obligations, responsibilities, losses, damages (including lost profits), punitive or treble damages, costs, disbursements and expenses (including, without limitation, reasonable attorneys', experts' and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

"LIBOR Base" means the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) shown on the display referred to as the "LIBO page" (or any display substituted therefor) of

SECURED TERM
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

the Reuters U.S. Domestic Money Service transmitted through the Reuters monitor system as being the respective rates at which U.S. dollar deposits would be offered at approximately 9:00 A.M. Cleveland, Ohio time, two (2) Business Days prior to the beginning of the relevant Interest Period by Lender to major banks in the London interbank LIBOR market for delivery on the first day of such Interest Period for the number of days comprised therein and in the amount of the then outstanding LIBOR Loan.

"LIBOR Rate" means, with respect to each Interest Period, the rate per annum equal to the sum of (a) the LIBOR Base for such Interest Period divided by a percentage equal to one hundred percent (100%) minus the LIBOR Reserve Percentage, with such quotient to be rounded upward to the nearest whole multiple of one-hundredth of one percent (0.01%). All references in this Agreement or other Loan Documents to LIBOR include the aforesaid reserve adjustment.

"LIBOR Rate Tranches" means those portions of the principal amount of the Loan on which the interest is computed by reference to the LIBOR Rate.

"LIBOR Reserve Percentage" means, relative to any Interest Period for LIBOR Loans made by Lender, the reserve percentage (expressed as a decimal) equal to the actual aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transactional adjustments or other scheduled changes in reserve requirements) announced by Lender as the reserve percentage applicable as specified under regulations issued from time to time by the Federal Reserve Board. The LIBOR Reserve Percentage shall be based on Regulation D of the Federal Reserve Board or other regulations from time to time in effect concerning reserves for "Eurocurrency Liabilities" from related institutions as though Lender were in a net borrowing position.

"Lien" means any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, any real or personal property or any interest therein including, without limitation, any conditional sale or other title retention agreement or the signing or filing of a financing statement or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement.

"Loan Account" shall have the meaning set forth in Section 2.3(b) of this Agreement.

"Loan Documents" means, collectively, this Agreement, the Note, the Security Documents and all other agreements, documents or instruments delivered pursuant to or in connection with any of the foregoing, as such agreements, documents or instruments may be amended, modified or supplemented from time to time.

"MAC" means, with respect to Borrower and Co-Borrower, any material adverse change in the business, operations, assets, prospects or financial condition or other condition of Borrower or Co-Borrower.


SECURED TERM
LOAN AGREEMENT                         12

"Material Adverse Effect" means a material adverse effect upon (a) the business, operations, assets, prospects or financial condition or other condition of Borrower or Co-Borrower (b) the ability of Lender to enforce any of the Loan Documents or (c) the ability of Borrower or Co-Borrower to perform its obligations under the Loan Documents.

"Maturity Date" means the earlier to occur of (a) January 10, 2001 and (b) the date as of which the outstanding principal amount of the Loan shall become due and payable by acceleration after the occurrence and during the continuance of an Event of Default.

"Minority Holdings" means partnerships, limited liability companies, corporations and joint ventures held or owned by Borrower that are not wholly-owned by Borrower and are not consolidated on Borrower's financial statements.

"Missouri Property" means the real property asset located in Earth City, Missouri, currently under Lease dated June 19, 1990 from Borrower, as lessor, to Everest & Jennings, as lessee.

"Mortgage" means the mortgage, deed to secure debt, and/or deed of trust executed by the Borrower or Co-Borrower in favor of the Lender securing the Loan, each of which shall be a first mortgage lien with respect to each Mortgaged Property which is the subject thereof.

"Mortgage Constant" means, as of any date of determination, a rate equal to the sum of the Treasury Rate for such date, plus two hundred (200) basis points, as amortized monthly pursuant to a twenty-five (25)-year amortization schedule. For example purposes only, if the applicable Treasury Rate was six percent (6%), after adding two hundred (200) basis points and applying the twenty-five
(25)-year amortization schedule, the Mortgage Constant would be ninety-two thousand six hundred and eighteen one millionths (0.092618).

"Mortgaged Properties" means, collectively, the Real Properties, other than the Missouri Property

"Mortgaged Property Coverage Ratio" means, as of any date of determination, the ratio of (a) Adjusted NOI to (b) the product of the outstanding Loan times the Mortgage Constant.

"Mortgaged Property Loan to Value Ratio" means, as of any date of determination, the ratio of (a) the then outstanding Loan to (b) the Implied Mortgage Amount.

"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.


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


"Multiple Employer Plan" means an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which Borrower or any ERISA Affiliate, and at least one (1) employer other than Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which Borrower or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five (5) plan years preceding the date of termination of such plan.

"Net Income" means, for any Person and any period, the net earnings (or loss), after Taxes and minority interests, calculated for such period on a consolidated basis in conformity with GAAP.

"Net Operating Income" means, for any period, with respect to any of the Mortgaged Property, Property Revenues minus Property Expenses attributable to such Mortgaged Property for such period, in each case determined in accordance with GAAP, except that, for purposes of determining Net Operating Income (a) income shall be calculated on a stabilized basis and shall not include security or other deposits, late fees, lease termination or other similar charges, delinquent rent recoveries (unless previously reflected in reserves), proceeds of business interruption insurance or any other items of a non-recurring nature, and (b) to the extent (i) any such Mortgaged Property is not owned by Borrower or Co-Borrower for the entire period for which such determination is being made or (ii) any such Mortgage Property shall not have a Lease meeting the requirements of Section 5.3 of this Agreement, then the Net Operating Income for such Mortgaged Property shall not be included for purposes of this definition.

"Non-Recourse Debt" as to any Person, means Debt of such Person for which the right of recovery of the obligee thereof is limited to recourse against the Real Property Assets securing such Debt (subject to such limited exceptions to the non-recourse nature of such Debt such as, but not limited to, fraud, misappropriation, misapplication and environmental indemnities, as are usual and customary in like transactions at the time of the incurrence of such Debt).

"Note" means a promissory note in the form attached hereto as EXHIBIT B evidencing the Liabilities of Borrower to Lender and executed by Borrower as required by Section 5.1 of this Agreement, as the same may be amended, supplemented, modified or restated from time to time.

"Notice of Continuation/Conversion" means a notice substantially in the form of EXHIBIT D hereto delivered by Borrower to Lender pursuant to Section 2.7 of this Agreement with respect to a continuation or conversion of one or more Base Rate Tranches or LIBOR Rate Tranches.

"Notice of Rate Tranche Selection" means a notice substantially in the form of EXHIBIT C hereto delivered by Borrower to Lender pursuant to Section 2.5 of this Agreement with respect to the creation of Base Rate Tranches or LIBOR Rate Tranches.

"Permits" has the meaning set forth in Section 4.16(i) of this Agreement.


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


"Permitted Exceptions" means, with respect to each Real Property any easements, rights of way, restrictions, reservations, conditions or covenants recorded or filed in the real property records of each jurisdiction in which such Real Property are located that do not (a) materially interfere with the occupation, use and enjoyment of such Real Property by the Person owning such Real Property or (b) materially impair the value of the Real Property subject thereto.

"Permitted Indebtedness" means (a) the Liabilities; and (b) Non-Recourse Debt that is secured by a first (1st) mortgage lien on the Real Property Assets of the Borrower or Co-Borrower other than the Real Properties.

"Person" means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

"Plan" means an employee benefit plan, other than a Multiemployer Plan, maintained for or covering any employees of Borrower or any ERISA Affiliate and subject to Title IV of ERISA.

"Property Expenses" means, when used with respect to any Mortgaged Property, the costs of maintaining such Mortgaged Property which are the responsibility of the owner thereof and that are not, pursuant to the terms of a binding lease, the responsibility of the tenant thereof, taxes, insurance, repairs and maintenance, but excluding depreciation, amortization, general corporate administrative expenses and interest costs.

"Property Revenues" means, when used with respect to any Mortgaged Property, cash rents and other cash revenues receivable in the ordinary course therefrom, including, without limitation, lease termination fees amortized over the remaining term of the lease for which such termination fee was received (other than the paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants' obligations for rent), but excluding rent that is more than sixty (60) days in arrears.

"Real Properties" means, collectively, the Borrower Real Properties and the Co-Borrower Property.

"Real Property Assets" means, as of any time, the real property assets owned by Borrower and Co-Borrower, including the Borrower Real Properties and the Co-Borrower Property.

"Release Payment Amount" means, as of the date of determination, the portion of the Loan allocated to each Mortgaged Property as set forth on SCHEDULE 5.4 attached hereto and made a part hereof.


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LOAN AGREEMENT                         15

"Repayment Amount" means, with respect to any Mortgaged Property to be released pursuant to Section 5.4 of this Agreement, an amount equal to the greater of (a) one hundred percent of the proceeds of any sale or refinancing of the Mortgaged Property, less customary and reasonable costs and expenses incurred in connection with such sale or refinance or (b) the Release Payment Amount for such Mortgaged Property.

"Requirements of Law" means, as to any Person, any law, treaty, rule or regulation, or judgment, order, directive or other determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

"Responsible Officer" means the president, an executive vice president, vice president or treasurer of Borrower or Co-Borrower, as the case may be.

"Restricted Payment" means, collectively, (a) every dividend or other distribution of assets, properties, cash, rights, obligations or securities paid, made, declared or authorized by Borrower in respect of any of its member interests, or any class of member interests or equity securities, or for the benefit of holders of any thereof in their capacity as such status, (b) every payment by or for the account of any of its Affiliates or Subsidiaries in connection with the redemption, purchase, retirement, defeasance or other acquisition of any member interests or other equity securities of Borrower or any options, warrants or other rights to acquire any of Borrower's interests or other equity securities, (c) every payment (i) of principal, interest, fees or other amounts in respect of any Indebtedness of Borrower to any Affiliate of Borrower or (ii) in respect of the redemption, purchase, retirement, defeasance or other acquisition from an Affiliate or Subsidiary of Borrower of any Indebtedness of Borrower, (d) every direct or indirect investment by Borrower (by means of capital contribution, advance, loan or otherwise) in an Affiliate or Subsidiary or any Person which becomes an Affiliate or Subsidiary after or as a result of such investment and (e) every payment by or for the account of Borrower or of its Affiliates or Subsidiaries in connection with the redemption, purchase, retirement, defeasance or other acquisition for value, directly or indirectly, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of Indebtedness which is subordinate in right of payment to the Loan or the Note.

"Security Documents" means, with respect to each Mortgaged Property, collectively, the Mortgage and the Financing Statements delivered by Borrower or Co-Borrower in favor of Lender with respect to such Mortgaged Property.

"Solvent" means, after giving effect to Section 2.3(d)(viii) of this Agreement, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person (whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), (b) the present fair salable value of the assets of such Person is not less than the

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

amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"Subsidiary" means any corporation or other entity of which securities or other ownership interests representing either (i) ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) a majority of the economic interest therein, are at the time directly or indirectly owned by Borrower.

"Survey" means a survey (prepared in accordance with the ALTA-ASCM standards adopted in 1999, together with Table A items 1, 2, 3, 4, 6, 7, 8, 9, 10, 11, 13, 14 and 15 for each Mortgaged Property, prepared and certified to Lender, or re-certified to Lender, on a date not earlier than twelve (12) months prior to the Closing Date (or Maturity Date, if delivered pursuant to Section 5.3 of the Agreement), by a land surveyor duly licensed in the state in which such Mortgaged Property is located.

"Tangible Net Worth" means, at any time of determination, an amount equal to Total Asset Value minus Total Liabilities.

"Title Company" means, with respect to each Mortgaged Property, a title insurance company of recognized national standing.

"Title Commitment" means, for each Mortgaged Property, a commitment for a Title Policy, naming Lender as the proposed insured and dated no more than one (1) month prior to the Closing Date (or the Maturity Date, if delivered pursuant to Section 5.3 of this Agreement).

"Title Policy" means, with respect to each Mortgaged Property, an ALTA Mortgagee's Title Policy (Form B - 1970 Amended 10-17-70) issued by the Title Company to Lender or, if such form is not available in the state in which the Mortgaged Property is located, then such other form as is approved by Lender and its counsel, and, in any case, issued by the Title Company to Lender.

"Total Asset Value" means, as of the date of determination, the sum (without duplication of any item) of (a) the Gross Asset Value and (b) unrestricted cash and Cash Equivalents owned by

SECURED TERM
LOAN AGREEMENT                         17

Borrower or any Consolidated Subsidiary as of the most recently ended Fiscal Quarter (but excluding any tenant deposits).

 "Total Liabilities" means (without duplication) all Debt of Borrower and each Consolidated Subsidiary.

"Treasury Rate" means, as of any date, a rate equal to the annual yield to maturity on the U.S. Treasury Constant Maturity Series with a ten (10)-year maturity, as such yield is reported in Federal Reserve Statistical Release H.15 -- Selected Interest Rates, published most recently prior to the date the applicable Treasury Rate is being determined. Such yield shall be determined by straight line linear interpolation between the yields reported in Release H.15, if necessary. In the event Release H.15 is no longer published, Lender shall select, in its reasonable discretion, an alternate basis for the determination of Treasury yield for U.S. Treasury Constant Maturity Series with ten (10)-year maturities.

"UCC Search" means a search no more than one (1) month old as at the date of determination by a Person satisfactory to Lender, of the Uniform Commercial Code filings which may have been filed in each location where any Common Shares owned by Borrower are held or where Borrower or any Guarantor does business or is domiciled.


SECURED TERM
LOAN AGREEMENT                         18

                                    EXHIBIT B

                                  Form of Note

                                      NOTE

$24,250,000.00                                          ______________, ________
                                                                    May __, 2000

         For value received, NET 2 L.P., a Delaware limited partnership ("Borrower") and NET 2 PLYMOUTH LLC, a Delaware limited liability company ("Co-Borrower") jointly and severally promise to pay to the order of KEYBANK NATIONAL ASSOCIATION, a national banking association, its successors and assigns ("Bank"), the unpaid principal amount of the Loan made by Bank to Borrower and Co-Borrower pursuant to the Loan Agreement (defined below) on the Maturity Date. Borrower and Co-Borrower jointly and severally promise to pay interest on the unpaid principal amount of the Loan on the dates and at the rate or rates provided for in the Loan Agreement. All such payments of principal and interest shall be made in lawful money of the United States in federal or other immediately available funds at the office of Bank set forth in the Loan Agreement.

         All Base Rate Tranches (as defined in the Loan Agreement) and LIBOR Rate Tranches (as defined in the Loan Agreement), the respective maturities thereof and all repayments of the principal thereof shall be recorded by Bank and, if Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such tranche then outstanding may be endorsed by Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of Bank to make any such recordation or endorsement shall not affect the obligations of Borrower or Co-Borrower hereunder or under the Loan Agreement.

         This Note is the Note referred to in the Secured Term Loan Agreement dated as of May __, 2000, by and among the Borrower, Co-Borrower and Bank (as the same may be amended, modified, restated, extended or substituted from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement are used herein with the same meanings. Reference is


FORM OF NOTE                           1
made to the Loan Agreement for provisions for the payment and prepayment hereof and the acceleration of the maturity hereof.

                            NET 2 L.P., a Delaware limited partnership

                            BY: LEPERCQ NET 2 L.P., a Delaware
                                limited partnership, its general partner

                                BY: LEPERCQ NET 2 INC.,
                                    a Delaware corporation, its general partner


                                By:
                                    Print
                                    Name:
                                    Title:


                            NET 2 PLYMOUTH LLC, a Delaware
                            limited liability company

                            BY: NET PLYMOUTH, INC.,  a Delaware
                                corporation, its managing member



                                By:
                                    Print
                                    Name:
                                    Title:



FORM OF NOTE                           2

                          BASE RATE/LIBOR RATE TRANCHES




                                                                Amount of
                          Amount of           Type of           Principal
        Date               Tranche            Tranche            Repaid          Maturity Date     Notation Made By











FORM OF NOTE                           3

                                    EXHIBIT C

                    FORM OF NOTICE OF RATE TRANCHE SELECTION

KeyBank National Association
127 Public Square
Cleveland, OH 44114
Attn:_________________


         NET 2 L.P. (the "Borrower") hereby requests the creation of a [BASE RATE TRANCHE] [LIBOR RATE TRANCHE] pursuant to Section 2.5 of the Secured Term Loan Agreement, dated as of May __, 2000 (as amended, modified, restated, extended or substituted from time to time, the "Loan Agreement") by and among Borrower, Net 2 Plymouth LLC, as Co-Borrower, and you as Lender.

         A [BASE RATE TRANCHE] [LIBOR RATE TRANCHE] is requested to be made in the amount of $_________________, to be made on __________ 2000. [IF A LIBOR
RATE TRANCHE IS SELECTED, THEN ADD: THE INITIAL INTEREST PERIOD FOR SUCH LIBOR RATE TRANCHE SHOULD BE: (ONE (1) MONTH/THREE (3) MONTHS.)]

         In support of this request, Borrower, on behalf of itself and Co-Borrower, hereby represents and warrants to Lender that:

         1. The representations and warranties contained in the Loan Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof, and will be true and correct in all material respects on the date such [BASE RATE TRANCHE] [LIBOR RATE TRANCHE] is created (both before and after such tranche is created) as if such representations and warranties were made on and as of such dates unless stated to relate to a specific earlier date.

         2. No Event of Default or Default has occurred and is continuing or will exist on the date such [BASE RATE TRANCHE] [LIBOR RATE TRANCHE] is created and such [BASE RATE TRANCHE] [LIBOR RATE TRANCHE] shall not cause an Event of Default or Default.

         3. The Compliance Certificate attached hereto and the computations contained therein are true and correct.

         Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Loan Agreement.




FORM OF NOTICE OF
RATE TRANCHE SELECTION                  1

                                             Very truly yours,

                                             NET 2 L.P., a Delaware limited
                                             partnership

                                             BY: LEPERCQ NET 2 L.P., a Delaware
                                                 limited partnership, its
                                                 general partner

                                                  BY: LEPERCQ NET 2 INC.,
                                                       a Delaware corporation,
                                                       its general partner


Dated: _______________, 2000                      By: ________________________
                                                      Print
                                                      Name: __________________
                                                      Title: _________________







FORM OF NOTICE OF
RATE TRANCHE SELECTION                  2

                                    EXHIBIT D

                    FORM OF NOTICE OF CONTINUATION/CONVERSION

To:      KeyBank National Association

Date:    _______________, 2000

Subject: Secured Term Loan Agreement dated as of May __, 2000 (the "Loan
         Agreement"), by and among Net 2 L.P., as Borrower ("Borrower"), Net 2 Plymouth LLC, as Co-Borrower ("Co-Borrower"), and KeyBank National Association, as Lender ("Lender").

Ladies and Gentlemen:

         Each term in this Notice of Continuation/Conversion shall be defined in accordance with the Loan Agreement. Pursuant to the Loan Agreement, we request:

         ( ) Lender to convert the LIBOR Rate Tranches (or portion thereof) [made] [converted] [continued] on __________________, 20___, in the original aggregate principal sum of $_____________, on ______________, 20____, into [Base Rate Tranches] [LIBOR Rate Tranches to have an Interest Period of [ONE (1) MONTH OR THREE (3) MONTHS] from the date thereof].

         ( ) Lender to convert the LIBOR Rate Tranches (or portion thereof) [made] [converted] on ___________________, 20___, in the original aggregate principal sum of $______________, on ______________, 20___, into LIBOR Rate Tranches to have an Interest Period of [ONE (1) MONTH OR THREE (3) MONTHS] from the date thereof.

         ( ) Lender to continue the LIBOR Rate Tranches (or portion thereof) [made] [converted] [continued] on __________________, 20___, with a one
         (1) month or three (3) months Interest Period in the original aggregate principal sum of $_____________, as LIBOR Rate Tranches having an Interest Period of the same duration commencing on _____________________, 20___.

         The undersigned represents and warrants that this request is made in compliance with Section 2.7 of the Loan Agreement.

         The undersigned hereby certifies, on behalf of itself and Co-Borrower, that:


FORM OF NOTICE OF
CONTINUATION/CONVERSION                1

         (a) The representations and warranties contained in the Loan Agreement and in the other Loan Documents are true and correct in all respects on and as of the date of the rate conversion or rate continuation referred to herein with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

         (b) No Default or Event of Default has occurred and is continuing, and at the time of, and immediately after, the rate conversion or rate continuation referred to herein, no Default or Event of Default shall have occurred and be continuing; and

         (c) The Borrower and Co-Borrower are in compliance with all other terms and provisions set forth in the Loan Agreement and in each of the other Loan Documents on its part to be observed or performed.

                                    Very truly yours,

                                    NET 2 L.P., a Delaware limited partnership

                                    BY: LEPERCQ NET 2 L.P., a Delaware
                                        limited partnership, its general partner

                                        BY: LEPERCQ NET 2 INC.,
                                            a Delaware corporation, its general
                                            partner


                                         By:
                                             Print
                                             Name:
                                             Title:



FORM OF NOTICE OF
CONTINUATION/CONVERSION                2

                                    EXHIBIT E

                  ORGANIZATIONAL STRUCTURE AND RELATED MATTERS

                                   NET 2 L.P.

                             [NET 2 L.P. FLOWCHART]

                                                      EXHIBIT F





                                 LEASE SCHEDULE

                                                                         Lease           Commencement
Property                          Address               Lessor           Date                Date                   Term
--------                    -------------------         -------        ----------        ------------          -----------------

1) A-Copy                    183 Plains Road             Net 2 L.P.      12/23/1994         12/23/1994           1/1/95-12/31/04
                             Milford, CT

2) Ameritech                 300 McCormick Boulevard     Net 2 L.P.      12/20/1990         06/01/1990           6/1/90-3/31/05
                             Columbus, OH

3) Everest & Jennings        3601 Rider Trail            Net 2 L.P.      03/19/1992         05/18/1992           5/18/92-8/17/02
                             Earth City, MO

4) Hollywood Entertainment   9275 SW Peyton Lane         Net 2 L.P.      10/17/97           05/01/1998           5/1/98-9/30/08
                             Wilsonville, OR

5) Johnson Controls          46600 Port Street           Net 2           12/23/1996         12/23/1996           12/23/96-12/22/06
                             Plymouth, MI                Plymouth LLC

6) Robin Cable Systems       1440 East 15th Street       Net 2 L.P.      09/28/1990         10/01/1990           10/1/90-9/30/10
                             Tucson, AZ

7) Stone Container           128 Crews Drive             Net 2 L.P.      12/16/1982         12/16/1982           8/1/96-8/30/12
                             Columbia, SC

8) Tranzonic                 730 West Fairmont Drive     Net 2 L.P.      02/27/1989         02/27/1989           2/27/89-2/28/09
                             Tempe, AZ

9) Tranzonic                 670 Alpha Park Drive        Net 2 L.P.      02/27/1989         02/27/1989           2/27/89-2/28/09
                             Highland Heights, OH

10) Wal-Mart                 1555 Pelham Road South      Net 2 L.P.      08/28/1983         08/31/1983           8/31/83-1/31/09
                             Jacksonville, AL


                                   EXHIBIT G

                     LIST OF EXISTING ENVIRONMENTAL REPORTS

                             Environmental Schedule

                                                     Date of       Phase I
        Property                  Address          last report      or II
        --------                  -------          -----------     -------

1)A-Copy                      183 Plains Road       01/03/1996        I
                                Milford, CT

2)Ameritech              300 McCormick Boulevard    05/14/1996        I
                              Columbus, OH

3)Everest & Jennings          3601 Rider Trail      04/02/1992        I
                               Earth City, MO

4)Hollywood Entertainment    9275 SW Peyton Lane     Oct-98           I
                               Wilsonville, OR

5)Johnson Controls            46600 Port Street     04/24/2000        I
                                Plymouth, MI

6)Robin Cable Systems       1440 East 15th Street   04/25/1996        I
                                  Tucson, AZ

7)Stone Container              128 Crews Drive      06/03/1999        I
                                Columbia, SC

8)Tranzonic                730 West Fairmont Drive  04/24/1996        I
                                  Tempe, AZ

9)Tranzonic                  670 Alpha Park Drive   05/14/1996        I
                             Highland Heights, OH

10)Wal-Mart                 1555 Pelham Road South  04/24/1999        I
                               Jacksonville, AL

                                    EXHIBIT H

              ESTOPPEL CERTIFICATE AND AGREEMENT OF SUBORDINATION,

                         NON-DISTURBANCE AND ATTORNMENT

         THIS ESTOPPEL CERTIFICATE AND AGREEMENT OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT ("Agreement") is made by and among ______________________, a(n) _______________________________ ("Lessee"), NET 2
L.P., a Delaware limited partnership ("Lessor") and KEYBANK NATIONAL ASSOCIATION, a national banking association ("KeyBank"). All capitalized terms used herein that are not defined herein shall have the meaning ascribed to such terms in the Loan Agreement unless the context requires otherwise.

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, KeyBank, as Lender, Lessor, as Borrower, and Net 2 Plymouth LLC, a Delaware limited liability company ("Co-Borrower"), as Co-Borrower, have entered into that certain Secured Term Loan Agreement dated as of May ___, 2000 (as the same may from time to time be amended, modified, restated, extended or substituted, the "Loan Agreement");

         WHEREAS, the Loan Agreement obligates KeyBank to make a Loan in the principal amount of Twenty-Four Million Two Hundred Fifty Thousand and 00/100 Dollars ($24,250,000.00), such Loan being evidenced by the Note from Lessor and Co-Borrower to KeyBank dated as of May ___, 2000 (as the same may from time to time be amended, modified, restated, extended or substituted, the "Note");

         WHEREAS, the Note is secured by, among other things, a Mortgage [Deed of Trust], Assignment of Leases and Rents, Security Agreement and Fixture Filing dated _______________, recorded with the ______________ County, _____________
Recorder's Office (the "Recording Office") as Document No. ________________ (the "Mortgage and Lease Assignment") granted by Lessor, in favor of KeyBank;

         WHEREAS, Lessee has entered into that certain Lease with Lessor dated as of ________________, ________, (as the same may hereafter be amended or supplemented with KeyBank's consent, the "Lease"), pursuant to which Lessor did lease, let, and demise the real property or portion of real property described on EXHIBIT A attached hereto and made a part hereof all as more particularly described in the Lease (the "Premises");


ESTOPPEL CERTIFICATE AND
AGREEMENT OF SUBORDINATION,
NON-DISTURBANCE AND
ATTORNMENT                              1

         WHEREAS, Lessee acknowledges and agrees to the Mortgage and Lease Assignment, and more particularly, the covenants and agreements of Lessor set forth therein; and

         WHEREAS, the parties hereto desire to establish additional rights of quiet and peaceful possession for the benefit of Lessee, and further to define the covenants, terms, and conditions precedent to such additional rights.

         NOW, THEREFORE, in consideration of the covenants, terms, conditions, agreements, and demises herein contained, and in consideration of other good and valuable consideration, each to the other, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree, covenant, and warrant as follows:

         1. Subordination of Lease. The Lease is and shall be subject and subordinate to the Mortgage and Lease Assignment, and to all renewals, modifications, consolidations, replacements, and extensions thereof.

         2. Non-Disturbance of Lessee. Subject to the observance and performance by Lessee of all of the covenants, terms and conditions of the Lease, KeyBank hereby covenants that in the event KeyBank obtains title to the Premises, either by foreclosure or by deed in lieu of foreclosure, and thereafter obtains the right of possession of the Premises, that the Lease will continue in full force and effect, and KeyBank shall recognize the Lease and the Lessee's rights thereunder.

         3. Attornment. Lessee shall attorn to (a) KeyBank when in possession of the Premises; (b) a receiver appointed in an action or proceeding to foreclose the Mortgage and Lease Assignment; or (c) to any party acquiring title to the Premises, and shall execute and deliver upon request an appropriate agreement of attornment thereunder. Lessee waives all joinder and/or service of any and all foreclosure actions by KeyBank under the Note and Mortgage and Lease Assignment and of any actions of law by KeyBank to gain possession of the Premises. It shall not be necessary, except as required by law, for KeyBank to name Lessee as a party to enforce its rights under the Note or Mortgage and Lease Assignment, or any other Loan Document collateralizing the Loan, or to prosecute any action at law to gain possession of the Premises, and, unless required by law, KeyBank agrees not to name Lessee in any such proceeding.

         4. No Merger of Estates. In the event Lessee acquires any title or interest in the Premises subject to the Lease, there shall be no merger of the estates of the Lessor and Lessee, and the Lease and Lessee's obligations thereunder shall continue in full force and effect.


ESTOPPEL CERTIFICATE AND
AGREEMENT OF SUBORDINATION,
NON-DISTURBANCE AND
ATTORNMENT                              2

         5. Notice of Defaults/Termination; Right of Lessee to Cure. Lessee agrees to give KeyBank by registered or certified mail, return receipt requested as provided in Section 8 hereof, (a) a copy of any notice of default served upon Lessor, (b) notice of any acts or matters on which Lessee may claim or predicate a default by Lessor under the Lease or (c) notice of any termination or proposed termination of the Lease. In the case of any notice of default, such notice of default shall specify the nature and extent of all defaults then existing. No notice of the matters described in this Section 5 given by Lessee to the Lessor shall be legally effective unless a copy of such notice shall have been given by Lessee as required in the preceding sentence to KeyBank. Lessee further agrees that if Lessor shall have failed to cure any default within the time period provided for in the Lease, then KeyBank shall have the right, but not the obligation, to perform any term, covenant, condition or agreement and to cure such default as set forth in the Lease (and Lessee shall accept such performance by KeyBank with the same force and effect as if performed by Lessor), within (x) in the case of a monetary default, the five (5)-day period following the expiration of Lessor's grace period applicable to the default as provided in the Lease, or, if no cure period is specified in the Lease for such monetary defaults, then within the five (5)-day period following KeyBank's notice of such monetary default, or (y) in the case of a non-monetary default, the thirty
(30)-day period following the expiration of the Lessor's grace period applicable to such default as provided in the Lease, or, if no cure period is specified in the Lease for such non-monetary default, then within the thirty (30)-day period following KeyBank's notice of such non-monetary default; provided, however, if such non-monetary default cannot be cured within such thirty (30)-day period then KeyBank shall have such additional time as may be necessary if, within such thirty (30)-day period, KeyBank has commenced and is diligently pursuing the remedies necessary to cure such default, in which event the Lease shall not be terminated while such remedies are being so diligently pursued.

         6. Modification of Lease. Lessee hereby covenants and agrees that Lessee shall not, without the express written consent of KeyBank in its sole discretion, (a) amend, modify or waive the provisions of the Lease, in any material respect, or (b) reduce the rents under, or shorten the term of, the Lease.

         7. Certifications of Lessee. Lessee hereby certifies and represents to
KeyBank:

         (a) that the Lease attached to this Agreement has not been modified, changed, altered or amended in any respect and is the only and entire lease or agreement between the Lessee and the Lessor affecting the Premises; and that the Lease is valid and in full force and effect; provided, however, the parties agree that the Lease shall not be attached to the copy of this Agreement recorded at the Recording Office;


ESTOPPEL CERTIFICATE AND
AGREEMENT OF SUBORDINATION,
NON-DISTURBANCE AND
ATTORNMENT                              3

         (b) that the Lessee is in possession of the Premises leased under the Lease; that all improvements required to be constructed by Lessor under the Lease are complete and have been accepted by Lessee;

         (c) that the commencement date of the Lease was ______________________, _____ and the expiration date is _____________________, ___;

         (d) that neither Lessee nor Lessor is currently in default under the Lease, nor has any event occurred that will constitute a default after notice and/or the lapse of any applicable grace period, and that Lessee has no charge, lien or claim of offset under the Lease or otherwise against rents or other charges due or to become due thereunder;

         (e) that the current rent due under the Lease is ______________ and date of last payment ________________________ was _____________________; and
that no rent has been paid more than thirty (30) days in advance;

         (f) that Lessee has made no agreements with Lessor its agents or employees concerning free rent, partial, rent, rebate or rental payments or any other type of rental concession other than as set forth in the Lease; that Lessee's interest in the Lease has not been assigned and the Premises have not been sublet; and

         (g) that there is no action, suit or proceeding pending against Lessee which questions the validity of the Lease or which would adversely affect Lessee's ability to perform its obligations under the Lease; and that no actions, whether voluntary or otherwise, are pending against Lessee under the bankruptcy laws of the United States or any state thereof.

         8. Notices. Any notices hereunder shall be effective upon mailing by certified mail, return receipt requested, addressed as follows:

  To KeyBank:                                 With a copy to:

  KeyBank National Association                Linda A. Striefsky, Esq.
  127 Public Square                           Thompson Hine & Flory LLP
  Cleveland, OH 44114                         3900 Key Center, 127 Public Square
  Attention: CRES Manager                     Cleveland, OH 44114
  Phone: (216 ) 689-5694                      Phone: (216) 566-5733
  Facsimile: (216 ) 689-3566                  Facsimile: (216) 566-5800



ESTOPPEL CERTIFICATE AND
AGREEMENT OF SUBORDINATION,
NON-DISTURBANCE AND
ATTORNMENT                              4

 To Lessee:                               With a copy to:
 ______________________________           ______________________________
 ______________________________           ______________________________
 ______________________________           ______________________________

 Attention: ___________________           Attention: ___________________
 Phone:     (   ) _____________           Phone:     (   )______________
 Facsimile: (   ) _____________           Facsimile: (   )______________

 To Lessor:                               With a copy to:
 ______________________________           ______________________________
 ______________________________           ______________________________
 ______________________________           ______________________________
 Attention: ___________________           Attention: ___________________
 Phone:     (   ) _____________           Phone:     (   )______________
 Facsimile: (   ) _____________           Facsimile: (   )______________





 or as to each party, to such other address as the party may designate by a notice given in accordance with the requirements contained in this Section 8.

         9. Miscellaneous.

         (a) This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof. No variations, modifications or changes herein or hereof shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party.

         (b) This instrument may be executed in multiple counterparts, all of which shall be deemed originals and with the same effect as if all parties hereto had signed the same document. All of such counterparts shall be construed together and shall constitute one instrument, but in making proof, it shall only be necessary to produce one such counterpart.

         (c) Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders. The words, "KeyBank", "Lessor" and "Lessee" shall include their successors and assigns.




ESTOPPEL CERTIFICATE AND
AGREEMENT OF SUBORDINATION,
NON-DISTURBANCE AND
ATTORNMENT                              5

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed, sealed and delivered in their respective names and in their behalf; and, if a corporation or other entity, by its officers or other parties duly authorized, as of the date stated above.

 Witnessed by (as to both signatures):          LESSEE:
                                                [INSERT LESSEE'S NAME]


                                              By:
Print                                            Print
Name:                                            Name:
                                                 Title:

                                                   By:
                                              By:
Print                                            Print
Name:                                            Name:
                                                 Title:


                                              LESSOR:

                                              NET 2 L.P., a Delaware limited
                                              partnership

                                              BY: LEPERCQ NET 2 L.P., a Delaware
                                                  limited partnership, its
                                                  general partner

                                                  BY: LEPERCQ NET 2 INC.,
Print                                             a Delaware corporation, its
Name:                                             general partner


                                              By:
Print                                            Print
Name:                                            Name:
                                                 Title:




ESTOPPEL CERTIFICATE AND
AGREEMENT OF SUBORDINATION,
NON-DISTURBANCE AND
ATTORNMENT                              6

                                               KEYBANK:

                                               KEYBANK NATIONAL ASSOCIATION,
                                               a national banking association



                                               By:
Print                                             Print
Name:                                             Name:
                                                  Title:


Print
Name:



ESTOPPEL CERTIFICATE AND
AGREEMENT OF SUBORDINATION,
NON-DISTURBANCE AND
ATTORNMENT                              7

STATE OF __________________)
                              ) SS:
COUNTY OF _________________)


         BEFORE ME, a Notary Public in and for said County and State, personally appeared ___________________________, its ____________________________ and
____________________________, its ____________________________ of [INSERT
LESSEE'S NAME], a(n) _________________________________________________ , the
________________________________ which executed the foregoing instrument, who acknowledged that they did sign said instrument as such officers of said corporation for and on behalf of said corporation and that the same is their own free act and deed individually, as such officers of said corporation.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal at ____________________, ___________, this _____ day of
________________, 2000.



[SEAL]
                                        _________________________________
                                                 NOTARY PUBLIC


ESTOPPEL CERTIFICATE AND
AGREEMENT OF SUBORDINATION,
NON-DISTURBANCE AND
ATTORNMENT                              8

STATE OF _____________________)
                              ) SS:
COUNTY OF ____________________)


         BEFORE ME, a Notary Public in and for said County and State, personally appeared ___________________________, its ____________________________ and
____________________________, its ____________________________ of NET 2 L.P., a
Delaware limited partnership, who acknowledged that they did sign said instrument as such officers of said corporation for and on behalf of said corporation and that the same is their own free act and deed individually, as such officers of said corporation.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal at ____________________, ___________, this _____ day of
________________, 2000.



[SEAL]                                    _______________________________
                                          Notary Public

                                          My Commission Expires:__________


ESTOPPEL CERTIFICATE AND
AGREEMENT OF SUBORDINATION,
NON-DISTURBANCE AND
ATTORNMENT                              9

 STATE OF OHIO          )
                        ) ss
 COUNTY OF CUYAHOGA     )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared ______________, the _____________of KeyBank National Association, a national banking association, the bank which executed the foregoing instrument, who acknowledged that he/she did sign said instrument as such officer of said bank for and on behalf of said bank and that the same is his/her own free act and deed individually, as such officer of said bank, and the free act and deed of said bank.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal at Cleveland, Ohio, this ___ day of ________ , 2000.

 [SEAL]
                                             ________________________________
                                             NOTARY PUBLIC








 This instrument prepared by:

 Linda A. Striefsky, Esq.
 Thompson Hine & Flory LLP
 3900 Key Center
 127 Public Square
 Cleveland, OH 44114

                                    EXHIBIT I

                              SOLVENCY CERTIFICATE

         This Certificate is made and delivered to KeyBank National Association, in connection with (a) the Secured Term Loan Agreement dated as of May ___, 2000 (the "Loan Agreement") among Net 2 L.P., a Delaware limited partnership, as Borrower ("Borrower"), Net 2 Plymouth LLC, a Delaware limited liability company, as Co-Borrower ("Co-Borrower") and KeyBank National Association, as Lender ("Lender"), and (b) the Note and all other agreements, documents and instruments executed and delivered pursuant to such Loan Agreement by the Borrower and Co-Borrower (collectively, the "Loan Documents," and the Loan Documents, the Loan thereunder and all other transactions contemplated pursuant thereto collectively referred to as the "Transactions"). Except as otherwise expressly provided herein, terms used but not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

         Pursuant to the Loan Agreement, and acting solely in my capacity as an officer of Borrower and not in my individual capacity, I hereby certify to the Lender as follows:

         1. I am the duly elected, qualified and acting chief financial officer of Borrower, and I have been responsible for acting on behalf of the Borrower in connection with the negotiation and consummation of the Loan Documents. In connection with these negotiations, I have been responsible for, among other things, reviewing the affairs of the Borrower.

         2. I have further, for purposes hereof, reviewed the assets and liabilities of the Borrower. In particular:

                  A. I have reviewed the financial statements referred to in
         Section 6.1 of the Loan Agreement.

                  B. With respect to contingent and off-balance sheet liabilities included in the liabilities of the Borrower, I have consulted with the appropriate officers and employees of the Borrower and outside counsel of the Borrower concerning pending and threatened litigation and other contingent liabilities of the Borrower.

         On the basis of the review and analysis described above, I have concluded that, after giving effect to the Transactions:

         I. (a) (i) the fair value of the assets of the Borrower, on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower, on a consolidated basis;
(ii) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iii) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

SOLVENCY CERTIFICATE                    1

         (b) Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Debt or the Debt of any such Subsidiary.

         II. To the best of my knowledge, Borrower has not executed any Loan Document or any documents mentioned therein or made any transfer or incurred any obligation thereunder or in connection therewith with actual intent to hinder, defraud or delay either present or future creditors.

         EXECUTED AND DELIVERED ON _________________, 2000.




                                                     __________________________
                                                     Print

                                                     Name: ____________________
                                                     Title: ___________________


SOLVENCY CERTIFICATE                   2

                                    EXHIBIT J

                        FORM OF ASSIGNMENT AND ASSUMPTION

         AGREEMENT dated as of May ___, 2000 among KEYBANK NATIONAL ASSOCIATION, a national banking association ("Assignor"), [ASSIGNEE] (the "Assignee"), NET 2 L.P., a Delaware limited partnership ("Borrower") and NET 2 PLYMOUTH LLC, a Delaware limited liability company ("Co-Borrower").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, this Assignment and Assumption Agreement (the "Assignment") relates to the Secured Term Loan Agreement dated as of May ___, 2000 (the "Loan Agreement") among the Borrower, the Co-Borrower, and the Assignor, as Lender.

         WHEREAS, as provided under the Loan Agreement, the Assignor has made the Loan to the Borrower in the principal amount of Twenty-Four Million Two Hundred Fifty Thousand and 00/100 ($24,250,000.00); and

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Loan Agreement in respect of a portion of the Loan thereunder in an amount equal to $______________ (the "Assigned Amount"), together with a corresponding portion of the Loan, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

         SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Loan Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Loan Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loan made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Co-Borrower and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of the Assignor under the Loan Agreement with a portion of the Loan in an amount equal to the Assigned Amount, and (ii) the principal amount of the Loan of the Assignor shall as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Loan Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.


FORM OF ASSIGNMENT
AND ASSUMPTION                          1

         SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in federal funds the amount heretofore agreed between them.(1) It is understood that Extension Fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Loan Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         SECTION 4. Approval of Borrower. This Agreement is conditioned upon the written approval of Borrower pursuant to Section 10.1 of the Loan Agreement. The execution of this Agreement by the Borrower and is evidence of the required approval. Pursuant to the Loan Agreement, the Borrower and Co-Borrower agree to execute and deliver, if required, a new Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein, and the Assignor agrees to cause any replaced Note to be surrendered to the Borrower.

         SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower or Co-Borrower, or the validity and enforceability of the obligations of the Borrower or Co-Borrower in respect of the Loan Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

         SECTION 6. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF OHIO (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

----------
         (1)The amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.


FORM OF ASSIGNMENT
AND ASSUMPTION                          2

         SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                   ASSIGNOR:

                                   KEYBANK NATIONAL ASSOCIATION,


                                   By:
                                       Print
                                       Name:
                                       Title:

                                   ASSIGNEE:

                                   [INSERT NAME OF ASSIGNEE]

                                   By:
                                       Print
                                       Name:
                                       Title:

                                   BORROWER:

                                   NET 2 L.P., a Delaware limited partnership

                                   BY: LEPERCQ NET 2 L.P., a Delaware
                                       limited partnership, its general partner

                                       BY: LEPERCQ NET 2 INC.,
                                           a Delaware corporation, its general
                                           partner


                                   By:
                                       Print
                                       Name:
                                       Title:


FORM OF ASSIGNMENT
AND ASSUMPTION                         3

                                    EXHIBIT K

                            BORROWER REAL PROPERTIES

SCHEDULE 5.4 - RELEASE PAYMENT AMOUNTS


NET 2 LIMITED PARTNERSHIP

BORROWING BASE PROPERTIES                     Release
Tenant                                        Payments
------                                        --------
Tranzonic Corp                               $4,712,071
Tranzonic Corp                               $1,250,849
Robin Cable Systems (RCS)                    $2,372,073
Ikon Office Solutions                        $2,244,868
Ameritech                                    $1,671,332
Wal-Mart                                     $  973,083
Stone Container                              $3,180,677
Johnson Controls                             $4,944,041
Hollywood Entertainment                      $8,963,506

NON-COLLATERAL PROPERTY
Everest & Jennings                           $2,006,250